                                                                     EXHIBIT 4.1

================================================================================


                              AK STEEL CORPORATION

                         9 1/8% Senior Notes Due 2006



                                   INDENTURE

                         Dated as of December 17, 1996



                             The Bank of New York,
                                    Trustee


================================================================================

                             CROSS-REFERENCE TABLE

   TIA                                       Indenture
 Section                                      Section
----------                                   ---------

310    (a) (1)              ...................................     7.10
       (a) (2)              ...................................     7.10
       (a) (3)              ...................................     N.A.
       (a) (4)              ...................................     N.A.
       (b)                  ...................................     7.8; 7.10
       (c)                  ...................................     N.A.
311    (a)                  ...................................     7.11
       (b)                  ...................................     7.11
       (c)                  ...................................     N.A.
312    (a)                  ...................................     2.5
       (b)                  ...................................     11.3
       (c)                  ...................................     11.3
313    (a)                  ...................................     7.6
       (b) (1)              ...................................     N.A.
       (b) (2)              ...................................     7.6
       (c)                  ...................................     11.2
       (d)                  ...................................     7.6
314    (a)                  ...................................     4.3; 4.18;
                            ...................................     11.2
       (b)                  ...................................     N.A.
       (c) (1)              ...................................     11.4
       (c) (2)              ...................................     11.4
       (c) (3)              ...................................     N.A.
       (d)                  ...................................     N.A.
       (e)                  ...................................     11.5
       (f)                  ...................................     N.A.
315    (a)                  ...................................     7.1
       (b)                  ...................................     7.5; 11.2
       (c)                  ...................................     7.1
       (d)                  ...................................     7.1
       (e)                  ...................................     6.11
316    (a) (last sentence)  ...................................     11.6
       (a) (1) (A)          ...................................     6.5
       (a) (1) (B)          ...................................     6.4
       (a) (2)              ...................................     N.A.
       (b)                  ...................................     6.7
317    (a) (1)              ...................................     6.8
       (a) (2)              ...................................     6.9
       (b)                  ...................................     2.4
318 (a)                     ...................................     11.1

                           N.A. means Not Applicable.

____________________
Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE 1

                     Definitions and Incorporation by Reference.............   1
     SECTION 1.1.  Definitions..............................................   1
     SECTION 1.2.  Other Definitions........................................  15
     SECTION 1.3.  Incorporation by Reference of Trust Indenture Act........  16
     SECTION 1.4.  Rules of Construction....................................  16

ARTICLE 2

                     The Securities.........................................  17
     SECTION 2.1.  Form and Dating..........................................  17
     SECTION 2.2.  Execution and Authentication.............................  17
     SECTION 2.3.  Registrar and Paying Agent...............................  18
     SECTION 2.4.  Paying Agent To Hold Money in Trust......................  18
     SECTION 2.5.  Securityholder Lists.....................................  19
     SECTION 2.6.  Transfer and Exchange....................................  19
     SECTION 2.7.  Replacement Securities...................................  19
     SECTION 2.8.  Outstanding Securities...................................  19
     SECTION 2.9.  Temporary Securities.....................................  20
     SECTION 2.10.  Cancellation............................................  20
     SECTION 2.11.  Defaulted Interest......................................  20
     SECTION 2.12.  CUSIP Numbers...........................................  20

ARTICLE 3

                     Redemption.............................................  21
     SECTION 3.1.  Notices to Trustee.......................................  21
     SECTION 3.2.  Selection of Securities to be Redeemed...................  21
     SECTION 3.3.  Notice of Redemption.....................................  21
     SECTION 3.4.  Effect of Notice of Redemption...........................  22
     SECTION 3.5.  Deposit of Redemption Price..............................  22
     SECTION 3.6.  Securities Redeemed in Part..............................  22

ARTICLE 4

                     Covenants..............................................  22
     SECTION 4.1.  Payment of Securities....................................  22
     SECTION 4.2.  Maintenance of Office or Agency..........................  23
     SECTION 4.3.  SEC Reports..............................................  23
     SECTION 4.4.  Taxes....................................................  24
     SECTION 4.5.  Limitation on Debt.......................................  24
     SECTION 4.6.  Limitation on Debt and Preferred Equity Interests of
      Subsidiaries..........................................................  25
     SECTION 4.7.  Limitation on Restricted Payments........................  27
     SECTION 4.8.  Limitation on Issuance and Sale of Equity Interests of
      Subsidiaries..........................................................  29
     SECTION 4.9.  Limitation on Restrictions on Distributions from
      Subsidiaries..........................................................  29
     SECTION 4.10.  Limitation on Sales of Assets and Equity Interests of
      Subsidiaries..........................................................  30
     SECTION 4.11.  Limitation on Transactions with Affiliates..............  33
     SECTION 4.12.  Limitation on Liens.....................................  33
     SECTION 4.13.  Limitation on Sale/Leaseback Transactions...............  35
     SECTION 4.14.  Corporate Existence.....................................  36
     SECTION 4.15.  Limitation on Lines of Business.........................  36
     SECTION 4.16.  Restrictive Covenant of Holding.........................  36
     SECTION 4.17.  Change in Control.......................................  37
     SECTION 4.18.  Compliance Certificate..................................  38
     SECTION 4.19.  Further Instruments and Acts............................  38
     SECTION 4.20.  Maintenance of Properties...............................  38
     SECTION 4.21.  Insurance...............................................  39

ARTICLE 5

Successor Company                                                             39
     SECTION 5.1.  When AK Steel or any of its Subsidiaries May Merge or
      Transfer Assets.......................................................  39
     SECTION 5.2.  Successor Corporation Substituted........................  40

ARTICLE 6

Defaults and Remedies                                                         40
     SECTION 6.1.  Events of Default........................................  40
     SECTION 6.2.  Acceleration.............................................  42
     SECTION 6.3.  Other Remedies...........................................  42
     SECTION 6.4.  Waiver of Past Defaults..................................  43
     SECTION 6.5.  Control by Majority......................................  43
     SECTION 6.6.  Limitation on Suits......................................  43
     SECTION 6.7.  Rights of Holders to Receive Payment.....................  43
     SECTION 6.8.  Collection Suit by Trustee...............................  44

     SECTION 6.9.   Trustee May File Proofs of Claim........................  44
     SECTION 6.10.  Priorities..............................................  44
     SECTION 6.11.  Undertaking for Costs...................................  44
     SECTION 6.12.  Waiver of Stay or Extension Laws........................  44

ARTICLE 7

                     Trustee................................................  45
     SECTION 7.1.  Duties of Trustee........................................  45
     SECTION 7.2.  Rights of Trustee........................................  46
     SECTION 7.3.  Individual Rights of Trustee.............................  47
     SECTION 7.4.  Trustee's Disclaimer.....................................  47
     SECTION 7.5.  Notice of Defaults.......................................  47
     SECTION 7.6.  Reports by Trustee to Holders............................  47
     SECTION 7.7.  Compensation and Indemnity...............................  47
     SECTION 7.8.  Replacement of Trustee...................................  48
     SECTION 7.9.  Successor Trustee by Merger..............................  49
     SECTION 7.10.  Eligibility; Disqualification...........................  49
     SECTION 7.11.  Preferential Collection of Claims Against Company.......  49

ARTICLE 8

                     Discharge of Indenture; Defeasance.....................  49
     SECTION 8.1.  Discharge of Liability on Securities; Defeasance.........  49
     SECTION 8.2.  Conditions to Defeasance.................................  50
     SECTION 8.3.  Application of Trust Money...............................  51
     SECTION 8.4.  Repayment to Company.....................................  51
     SECTION 8.5.  Indemnity for Government Obligations.....................  52
     SECTION 8.6.  Reinstatement............................................  52

ARTICLE 9

                     Amendments.............................................  52
     SECTION 9.1.  Without Consent of Holders...............................  52
     SECTION 9.2.  With Consent of Holders..................................  53
     SECTION 9.3.  Compliance with Trust Indenture Act......................  54
     SECTION 9.4.  Revocation and Effect of Consents and Waivers............  54
     SECTION 9.5.  Notation on or Exchange of Securities....................  54
     SECTION 9.6.  Trustee to Sign Amendments...............................  54
     SECTION 9.7.  Payment for Consent......................................  54

ARTICLE 10

                      Senior Note Guarantees................................  55
     SECTION 10.1.  Unconditional Senior Note Guarantees....................  55
     SECTION 10.2.  Limitation of Guarantor's Liability.....................  56

     SECTION 10.3.  Execution and Delivery of Senior Note Guarantees........  56
     SECTION 10.4.  Addition of Guarantor...................................  57
     SECTION 10.5.  Release of the Senior Note Guarantee....................  57

ARTICLE 11

                      Miscellaneous.........................................  58
     SECTION 11.1.  Trust Indenture Act Controls............................  58
     SECTION 11.2.  Notices.................................................  58
     SECTION 11.3.  Communication by Holders with Other Holders.............  59
     SECTION 11.4.  Certificate and Opinion as to Conditions Precedent......  59
     SECTION 11.5.  Statements Required in Certificate or Opinion...........  59
     SECTION 11.6.  When Securities Disregarded.............................  59
     SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar............  60
     SECTION 11.8.  Legal Holidays..........................................  60
     SECTION 11.9.  Governing Law...........................................  60
     SECTION 11.10.  No Recourse Against Others.............................  60
     SECTION 11.11.  Successors.............................................  60
     SECTION 11.12.  Multiple Originals.....................................  60
     SECTION 11.13.  Table of Contents; Headings............................  60
     SECTION 11.14.  Separability Clause....................................  60
     SECTION 11.15.  Benefits of Indenture..................................  61

APPENDIX A      Provisions Relating to Initial Securities, Private
                Exchange Securities and Exchange Securities

EXHIBIT 1 TO
APPENDIX A      Form of Initial Security
EXHIBIT A       Form of Exchange Security or Private Exchange Security
EXHIBIT B       Form of Notation on Security Relating to Senior Note
                 Guarantees.................................................   2

          THIS INDENTURE is dated as of December 17, 1996, among AK STEEL CORPORATION, a Delaware corporation ("AK Steel"), AK STEEL HOLDING CORPORATION,
                                      --------
a Delaware corporation ("Holding"), as Guarantor, and The Bank of New York, a
                         -------
New York banking corporation (the "Trustee").
                                   -------

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of AK Steel's 9 1/8% Senior Notes Due 2006 (the "Initial Securities") and, if and when issued pursuant to a
                     ------------------
registered exchange for Initial Securities, AK Steel's 9 1/8% Senior Notes due 2006 (the "Exchange Securities"), and if and when issued pursuant to a private
           -------------------
exchange for Initial Securities, AK Steel's 9 1/8% Senior Notes due 2006 (the

"Private Exchange Securities" and, together with the Initial Securities and the
----------------------------
Exchange Securities, the "Securities"):
                          ----------


                                   ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

          SECTION 1.1.  Definitions.
                        -----------

          "Accounts Receivable" of any Person means any and all accounts,
           -------------------
contract rights, chattel paper, instruments, documents, general intangibles and other obligations of any kind relating to the sale or lease of goods and the rendering of services by such Person, all rights relating thereto, all deposit accounts containing the proceeds thereof, all books and records relating thereto and the proceeds thereof.

          "Affiliate" of any specified Person means (a) any other Person that,
           ---------
directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any Subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Disposition" means any sale, lease, transfer or other
           -----------------
disposition (or series of related sales, leases, transfers or dispositions) of Equity Interests of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by AK Steel or any of its Subsidiaries, including any
      -----------
disposition by means of a merger, consolidation or similar transaction, other than (a) a disposition by AK Steel or a Subsidiary to AK Steel or a Wholly Owned Guarantor Subsidiary, (b) a disposition of property or assets at Fair Market Value (as determined in good faith by the Board of Directors of Holding) in the ordinary course of business, (c) a disposition of obsolete assets in the ordinary course of business, (d) a disposition that constitutes a Restricted Payment or a

Sale/Leaseback Transaction, (e) a sale of Accounts Receivable under a Permitted Credit Facility and (f) a transfer of Accounts Receivable that constitutes a Permitted Investment under clauses (e) or (f) of the definition of "Permitted Investments".

          "Attributable Debt", in respect of a Sale/Leaseback Transaction,
           -----------------
means, as of the date of determination, the present value (discounted at the lower of the interest rate of such Sale/Leaseback Transaction and the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to
           ------------
any Debt, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt multiplied by the amount of such principal payment by (b) the sum of all such principal payments.

          "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or
           --------------
state law for the relief of debtors.

          "Board of Directors" of a Person means the Board of Directors of that
           ------------------
Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Business Day" means any day that is not a Saturday, a Sunday or a day
           ------------
on which banking institutions are required to close in the State of New York.

          "Capital Lease Obligations" of a Person means any obligation which is
           -------------------------
required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Cash Equivalents" means:
           ----------------

               (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

               (b) Investments in certificates of deposit or Eurodollar deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof and which has a combined capital and surplus of at least $1.0 billion and rated at least A3 by Moody's Investors Service, Inc.;

               (c) Investments in repurchase agreements, involving Investments in U.S. Government Obligations or other Cash Equivalents, entered into with any bank, trust company or investment bank rated at least A- and A-1 by Standard & Poor's and at least A3 and P-1 by Moody's Investors Service, Inc.;

               (d) Investments in commercial paper maturing not more than 90 days from the date of acquisition thereof and rated at least A-1 by Standard & Poor's and at least P-1 by Moody's Investors Service, Inc. issued by a corporation (except AK Steel or an Affiliate of AK Steel) that is organized under the laws of any state of the United States or the District of Columbia; and

               (e) Investments in money market accounts or funds whose assets consist solely of cash or Cash Equivalents.

          "Change in Control" means the occurrence of any of the following
           -----------------
events:

               (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Equity Interests of Holding; provided, however, that a Person shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that Person or any Affiliate of that Person until the tendered shares are accepted for purchase or exchange;

               (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holding (together with any new directors whose election by such Board of Directors of Holding, or whose nomination for election by the shareholders of Holding, as the case may be, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holding then in office; or

               (c) Holding fails to own 100% of the Equity Interests of AK Steel; provided, however, that it shall not be deemed a Change in Control if Holding merges into AK Steel except that, in such case, AK Steel shall be substituted for Holding for purposes of this definition of "Change in Control" and this clause (c) shall no longer be applicable.

          "Consolidated EBITDA Coverage Ratio" as of any date of determination
           ----------------------------------
means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if AK Steel or any Subsidiary has issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period AK Steel or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of AK Steel or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to AK Steel and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Equity Interests of any Subsidiary are sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent AK Steel and its continuing Subsidiaries are no longer liable for such Debt after such sale),
(iii) if since the beginning of such period AK Steel or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person that becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, that constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt) as if such Investment or acquisition occurred on the first day of such period, and (iv) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into AK Steel or any Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (ii) or (iii) above if made by AK Steel or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of AK Steel. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total
           -----------------------------
interest expense of Holding and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries), including (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, (c) capitalized interest, (d) non-cash interest payments, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs under Interest Rate Protection Agreements (including amortization of fees), (g) Preferred Equity Interests dividends or distributions in respect of all Preferred Equity Interests held by Persons other than AK Steel or a Wholly Owned Subsidiary, (h) interest allocated in connection with investments in discontinued operations and (i) interest actually paid by Holding or any of its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) under any guarantee of Debt or other obligation of any other Person.

          "Consolidated Net Income" means, for any period, the net income (or
           -----------------------
loss) of Holding and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

               (a) any net income (or loss) of any Person if such Person is not a Subsidiary of AK Steel, except that AK Steel's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to AK Steel or a Subsidiary (other than a Non-Recourse Subsidiary) as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (c) below);

               (b) any net income (or loss) of any Person acquired by AK Steel or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

               (c) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to AK Steel, except that (i) AK Steel's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to AK Steel or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (ii) AK Steel's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

               (d) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of AK Steel or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person;

               (e) any net income (or loss) of any Non-Recourse Subsidiary, except that AK Steel's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to AK Steel as a dividend or other distribution; and

               (f) the cumulative effect of a change in accounting principles.

          "Consolidated Net Tangible Assets" of any Person means the total
           --------------------------------
assets of such Person and its consolidated Subsidiaries after deducting therefrom all intangible assets, current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and minority interests, if any, in any assets of such Person's Subsidiaries.

          "Consolidated Net Worth" of any Person means the total of the amounts
           ----------------------
shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Equity Interests of such Person plus (b) paid-in capital or capital surplus relating to such Equity Interests plus (c) any retained earnings or earned surplus less (i) any accumulated deficit, (ii) any amounts attributable to Redeemable Equity Interests and (iii) any amounts attributable to Exchangeable Equity Interests.

          "Corporate Trust Office" of the Trustee means the address of the
           ----------------------
Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to AK Steel and the Guarantors.

          "Debt" of any Person means, without duplication,
           ----

               (a) the principal of and premium (if any) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

               (b) all Capital Lease Obligations of such Person;

               (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

               (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

               (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Equity Interests (but excluding any accrued dividends);

               (f) all obligations of such Person under interest rate swap or similar agreements, or foreign currency or commodity hedge, exchange or similar agreements of such Person;

               (g) all obligations of the type referred to in clauses (a) through (f) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

               (h) all obligations of the type referred to in clauses (a) through (g) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

          "Default" means any event which is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "EBITDA" for any period means the Consolidated Net Income of Holding
           ------
for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) the non-cash portion of post retirement benefits other than pensions, (vi) special charges taken after December 31, 1996 in respect of which Holding has delivered to the Trustee (1) an Officers' Certificate setting forth estimates, made in good faith by a responsible financial or accounting Officer of Holding, of the cash costs estimated, at the time such special charges are recorded, to be paid during any period for such special charges and containing an undertaking of Holding to deliver to the Trustee, as soon as practicable after Holding determines that such estimates are not appropriate, a supplemental Officers' Certificate setting forth appropriate adjustments to such estimates and (2) together with any Officers' Certificate or supplemental Officers' Certificate referred to in clause (1), a report prepared by Holding's independent auditors setting forth the procedures performed by such auditors in connection with such special charges and the related cash costs estimated to be paid during any period for such charges minus (b) to the extent not deducted in calculating such Consolidated Net Income, cash costs estimated to be paid during such period for special charges taken during any period as set forth in the Officers' Certificate most recently delivered to the Trustee in respect of such special charges pursuant to clause (a)(vi) of this definition.

          "Equity Interests" means any and all shares, interests, rights to
           ----------------
purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, including any Preferred Equity Interests.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchangeable Equity Interests" of any Person means any Equity
           -----------------------------
Interest which is exchangeable for or convertible into another security (other than any Equity Interest of such Person which is neither an Exchangeable Equity Interest nor a Redeemable Equity Interest).

          "Fair Market Value" means, with respect to any asset or property,
           ------------------
the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether such obligation to purchase or pay such Debt or other obligation of such other Person arises by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" means Holding and each Guarantor Subsidiary.
           ----------

          "Guarantor Subsidiary" means any Subsidiary (other than a Non-Recourse
           --------------------
Subsidiary) that executes a supplement to this Indenture pursuant to which such Subsidiary jointly and severally unconditionally guarantees the due and punctual payment and performance of the Obligations and assumes the other obligations of a Guarantor Subsidiary pursuant to this Indenture, in the manner provided by this Indenture.

          "Holder" or "Securityholder" means the Person in whose name a Security
           ------      --------------
is registered on the Registrar's books.

          "Indenture" means this Indenture as amended or supplemented from time
           ---------
to time.

          "Interest Rate Protection Agreement" means any interest rate swap
           ----------------------------------
agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect AK Steel or any Subsidiary against fluctuations in interest rates.

          "Inventory" of any Person means any and all inventory of any kind of
           ---------
such Person, including without limitation, any or all of the following: inventory, merchandise, goods and other tangible personal property that are held for sale or lease by such Person; all materials used or consumed in the business of such Person, but excluding from the foregoing equipment of such Person; all trademarks, servicemarks, trade names and similar intangible property owned or used by such Person in its business, together with the goodwill of the business symbolized thereby and all rights relating thereto ("Intangible Property"); and
                                                     -------------------
all books and records relating to the foregoing and the proceeds thereof.

          "Investment" in any Person means any loan or advance to, any
           ----------
acquisition of Equity Interests, equity interest, obligation or other security of, or capital contribution or other investment in, such Person.

          "issue" means issue, assume, guarantee, incur or otherwise become
           -----
liable for; provided, however, that any Debt or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

          "JV Subsidiary" means a Guarantor Subsidiary which (a) was created or
           -------------
became a Subsidiary after the date on which the Securities were originally issued and (b) has not acquired any assets directly or indirectly from AK Steel or any Subsidiary, other than (i) cash constituting a Restricted Payment or (ii) assets, in an Asset Disposition, which were acquired by AK Steel and its Subsidiaries within one year prior to such Asset Disposition.

          "Lien" means any mortgage, pledge, security interest, conditional sale
           ----
or other title retention agreement or other similar lien or encumbrance of any kind.

          "Net Available Cash" from an Asset Disposition means cash payments
           ------------------
received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Disposition, and in each case net of all payments made on any Debt that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

          "Net Cash Proceeds" with respect to any issuance or sale of Equity
           -----------------
Interests means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Convertible Equity Interests" means, with respect to any Person,
           --------------------------------
any non-convertible Equity Interests of such Person and any Equity Interests of such Person convertible solely into non-convertible Equity Interests of such Person; provided, however, that Non-Convertible Equity Interests shall not include any Redeemable Equity Interests or Exchangeable Equity Interests.

          "Non-Recourse Debt" means Debt or that portion of Debt (a) issued to a
           -----------------
Person other than Holding, AK Steel or any Subsidiary (other than a Non-Recourse Subsidiary) and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of Holding, AK Steel or any Subsidiary (other than a Non-Recourse Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "Non-Recourse Subsidiary" means a Subsidiary of AK Steel in respect of
           -----------------------
any obligation of which neither Holding, AK Steel nor any Subsidiary (other than another Non-Recourse Subsidiary) has issued a Guarantee, and which (a) has not acquired any assets directly or indirectly from Holding, AK Steel or any Subsidiary (other than (i) cash constituting a Restricted Payment and (ii) Accounts Receivable that have been sold or otherwise transferred to such Subsidiary in an Accounts Receivable financing for AK Steel or such other Subsidiary), (b) only owns properties acquired after the date on which the Securities were originally issued and (c) has no Debt other than (i) Non-Recourse Debt and (ii) Debt issued to AK Steel or a Significant Subsidiary which constitutes a Permitted Investment under clause (e) of the definition of "Permitted Investments".

          "Normal Replacement Assets" means any assets other than Special
           -------------------------
Assets.

          "Obligations" means the principal of, premium, if any, and interest on
           -----------
the Securities and all other amounts due and payable under this Indenture and the Securities and all other obligations and liabilities of AK Steel whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter issued, which may arise under, out of or in connection with this Indenture and the Securities or any other documents made, delivered or given in connection therewith, whether on account of principal, premium, if any, interest, reimbursement obligations, fees, indemnities, costs, expenses (including without limitation all fees and disbursements of counsel to the Trustee or the Holders for which AK Steel has become obligated pursuant to the terms of this Indenture) or otherwise whether or not an allowable claim against AK Steel under the Bankruptcy Law or otherwise enforceable against AK Steel, and including, in any event, interest and other liabilities accruing or arising after the filing by or against AK Steel of a petition under the Bankruptcy Law or that would have so accrued or arisen but for the filing of such a petition.

          "Officer" means the Chairman of the Board, the President, any Vice
           -------
President, the Treasurer or the Secretary of AK Steel or any Guarantor.

          "Officers' Certificate" means a certificate signed by two Officers.
           ---------------------

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to AK Steel, Holding or the Trustee.

          "Permitted Credit Facility" or "Facilities" means any agreement or
           -------------------------      ----------
agreements providing for (a) the making of a loan or the advancing of credit,
(b) the sale of Accounts Receivable of AK Steel or any Significant Subsidiary under any asset securitization facility or other financing facility for the financing of Accounts Receivable of AK Steel or any Significant Subsidiary or (c) the issuance of letters of credit and/or the creation of bankers' acceptances, under which the aggregate amount that may be issued or otherwise obtained, in the case of clauses (a), (b) and (c), is based upon eligible Accounts Receivable and eligible Inventory and the aggregate principal amount of Debt, or (in the case of clause (b)) aggregate Investments outstanding, excluding Permitted Investments under clause (e) or (f) of the definition of "Permitted Investments" in respect of any such asset securitization facility, shall not at any time exceed the greater of (i) $75.0 million and (ii) an amount equal to (1) 100% of the book value of the consolidated Accounts Receivable of AK Steel and its Significant Subsidiaries that are Guarantor Subsidiaries or Non-Recourse Subsidiaries plus (2) 100% of the book value (excluding last-in-first-out reserves) of the consolidated Inventory of AK Steel and its Subsidiaries that are Guarantor Subsidiaries, minus (3) the aggregate principal amount of outstanding Debt secured by any Accounts Receivable or Inventory of AK Steel or any of its Subsidiaries, other than Debt outstanding under any Permitted Credit Facility, minus (4) other outstanding Investments (other than Debt under a Permitted Credit Facility or Debt described in (3) above or Permitted Investments under clauses (e) and (f) of the definition of "Permitted Investments") under any asset securitization or similar facility in respect of Accounts Receivable or Inventory of AK Steel or any of its Subsidiaries.

          "Permitted Investments" means:
           ---------------------

               (a)  Cash Equivalents;

               (b) Investments in AK Steel or a Wholly Owned Guarantor Subsidiary (or any Person which will become a Wholly Owned Guarantor Subsidiary as a result of such Investment);

               (c) Loans and reasonable advances to employees of AK Steel or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

               (d) Investments in obligations the interest on which is excluded from income for Federal income tax purposes and which obligations have a remaining life to maturity of less than one year from the acquisition thereof and were issued or guaranteed by any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has a short-term Debt rating which is (on the date of the acquisition thereof) at least A-1 by Standard & Poor's and at least P-1 by Moody's Investors Service, Inc.

               (e) Investments resulting from the transfer of Accounts Receivable of AK Steel or its Significant Subsidiaries that are Guarantor Subsidiaries to a Non-Recourse Subsidiary, the only business of which is the acquisition and financing of such Accounts Receivable under a Permitted Credit Facility; and

               (f) Investments resulting from the transfer of Accounts Receivable of AK Steel or its Significant Subsidiaries that are Guarantor Subsidiaries (or Non-Recourse

     Subsidiaries) to a trust, the only purpose of which is the acquisition and financing of such Accounts Receivable, provided that the aggregate amount of outstanding Debt issued by such trust to, and outstanding Investments in such trust made by, Persons other than AK Steel and its Significant Subsidiaries that are Guarantor Subsidiaries or Non-Recourse Subsidiaries shall not at any time exceed the greater of (i) $75.0 million and (ii) an amount equal to (1) 85% of the book value of the consolidated Accounts Receivable of AK Steel and its Significant Subsidiaries that are Guarantor Subsidiaries or Non-Recourse Subsidiaries plus (2) 100% of the book value (excluding last-in-first-out reserves) of the consolidated Inventory of AK Steel and its Subsidiaries that are Guarantor Subsidiaries, minus (3) the aggregate principal amount of outstanding Debt secured by any Accounts Receivable or Inventory of AK Steel or any of its Subsidiaries, other than to the extent included in clause (4) below, minus (4) other outstanding Investments (other than Investments in such trust) under any asset securitization or similar facility in respect of Accounts Receivable or Inventory of AK Steel or any of its Subsidiaries.

          (g) Until December 31, 1999, Investments not to exceed $200.0 million at any time, in publicly traded debt obligations issued or guaranteed by a corporation (other than AK Steel) organized under the laws of any state of the United States of America and subject to the reporting requirements of
     Section 13 or 15(d) of the Exchange Act, provided that (i) such debt obligations are acquired by AK Steel in the open market and not directly from the issuer thereof or an affiliate of such issuer or from an underwriter thereof, (ii) such debt obligations, at the date of acquisition thereof by AK Steel, shall have a remaining life to maturity of not more than five years, shall provide for payments of principal and interest solely in cash and shall be rated at least BB by Standard & Poor's and Ba2 by Moody's Investors Service, Inc. and (iii) not more than $15.0 million of such Investments at any time shall consist of debt obligations issued or guaranteed by the same corporation and not more than 20% of such Investments at any time shall consist of debt obligations issued or guaranteed by corporations within the same industry (as determined by Primary Standard Industrial Classification Code).

          "Permitted Liens" means, with respect to any Person, (a) pledges or
           ---------------
deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or time for appeal has not yet expired; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Debt; (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing an Interest Rate Protection Agreement so long as the related Debt is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Interest Rate Protection Agreement; and (g) leases and subleases of real property which do not interfere with the ordinary conduct of the business of AK Steel or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties.

          "Person" means any individual, corporation, limited liability company,
           ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Equity Interests" as applied to the Equity Interests of any
           --------------------------
Person means Equity Interests of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

          "principal" of a security means the principal of the security plus the
           ---------
premium (if any) payable on the security which is due or overdue or is to become due at the relevant time.

          "Public Equity Offering" means an underwritten primary public offering
           ----------------------
of common stock of Holding pursuant to an effective registration statement under the Securities Act.

          "Redeemable Equity Interests" means any Equity Interest that by its
           ---------------------------
terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

          "Sale/Leaseback Transaction" means an arrangement relating to property
           --------------------------
now owned or hereafter acquired whereby AK Steel or a Subsidiary transfers such property to a Person and AK Steel or a Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Significant Subsidiary" means (a) any domestic Subsidiary of AK Steel
           ----------------------
(other than a Non-Recourse Subsidiary) that at the time of determination either
(i) had assets that, as of the date of Holding's most recent quarterly consolidated balance sheet, constituted at least 5% of Holding's total assets on a consolidated basis as of such date, or (ii) had revenues for the 12-month period ending on the date of Holding's most recent quarterly consolidated statement of income which constituted at least 5% of Holding's total revenues on a consolidated basis for such period, (b) any foreign Subsidiary (other than a Non-Recourse Subsidiary) of AK Steel that at the time of determination either
(i) had assets which, as of the date of Holding's most recent quarterly consolidated balance sheet, constituted at least 5% of Holding's total assets on a consolidated basis as of such date, in each case determined in accordance with generally accepted accounting principles or (ii) had revenues for the 12-month period ending on the date of Holding's most recent quarterly consolidated statement of income which constituted at least 5% of Holding's total revenues on a consolidated basis for such period, or (c) any Subsidiary (other than a Non-Recourse Subsidiary) of AK Steel that, if merged with all Defaulting Subsidiaries of AK Steel, would at the time of determination either
(i) have had assets which, as of the date of Holding's most recent quarterly consolidated balance sheet, would have constituted at least 10% of Holding's total assets on a consolidated basis as of such date or (ii) have had revenues for the 12-month period ending on the date of Holding's most recent quarterly consolidated statement of income which would have constituted at least 10% of Holding's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles). "Defaulting Subsidiary" means any Subsidiary of AK Steel (other
               ---------------------
than a Non-Recourse Subsidiary) with respect to which a Default has occurred.

          "Special Assets" means a capital asset, or series of related capital
           --------------
assets, with an aggregate purchase price in excess of $20.0 million that enhances the competitiveness or productivity of the business of AK Steel and its Subsidiaries or is required so that AK Steel and its Subsidiaries will be able to remain in compliance with all material requirements of applicable law.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means any Debt of AK Steel (whether
           -----------------------
outstanding on the date on which the Securities were originally issued or thereafter issued) which is subordinate or junior in right of payment to the Securities.

          "Subsidiary" of any Person means any corporation, association,
           ----------
partnership or other business entity of which more than 50% of the total voting power of Equity Interests or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of AK Steel.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.3 hereof.

          "Trustee" means the party named as such in the caption of this
           -------
Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any Vice President, trust officer or authorized
           -------------
signatory of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" or "UCC" means the New York Uniform
           -----------------------      ---
Commercial Code as in effect from time to time.

          "U.S. Government Obligations" means direct obligations (or
           ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Equity Interests" of a corporation or other entity means all
           -----------------------
classes of Equity Interests of a corporation or other entity then outstanding and normally entitled to vote in the election of directors or other governing body of such corporation or other entity.

          "Wholly Owned Guarantor Subsidiary" means any Wholly Owned Subsidiary
           ---------------------------------
that is a Guarantor Subsidiary.

          "Wholly Owned Non-Recourse Subsidiary" of a Person means a Non-
           ------------------------------------
Recourse Subsidiary of such Person all the Equity Interests (other than non-voting, money market preferred shares) of which (other than directors' qualifying shares) are owned by such Person or another Wholly Owned Non-Recourse Subsidiary of such Person. Unless otherwise qualified, all references to a "Wholly Owned Non-Recourse Subsidiary" or to "Wholly Owned Non-Recourse Subsidiaries" shall refer to a Wholly Owned Non-Recourse Subsidiary or Wholly Owned Non-Recourse Subsidiaries of AK Steel.

          "Wholly Owned Subsidiary" of a Person means a Subsidiary of such
           -----------------------
Person (other than a Non-Recourse Subsidiary) all the Equity Interests (other than non-voting, money market preferred shares) of which (other than directors' qualifying shares) are owned by such Person or another Wholly Owned Subsidiary of such Person. Unless otherwise qualified, all references to a "Wholly Owned Subsidiary" or to "Wholly Owned Subsidiaries" shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of AK Steel.

          SECTION 1.2.  Other Definitions.
                        -----------------

                                                   Defined in
          Term                                      Section
          ----                                     -----------

          "Change in Control Offer"                4.17
          "Change in Control Payment Date"         4.17
          "Change in Control Payment Price"        4.17
          "covenant defeasance option"              8.1
          "Custodian"                               6.1
          "defeasance trust"                        8.2
          "Event of Default"                        6.1
          "Intangible Property"                     1.1; definition
                                                    of "Inventory"
          "legal defeasance option"                 8.1
          "Legal Holiday"                          11.8
          "Offer"                                  4.10(a)
          "Offer Amount"                           4.10(d)
          "Offer Period"                           4.10(d)
          "Paying Agent"                            2.3
          "Purchase Date"                          4.10(d)
          "Registrar"                               2.3
          "Restricted Payment"                      4.7
          "Senior Note Guarantee"                  10.1

          SECTION 1.3.  Incorporation by Reference of Trust Indenture Act.
                        -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means AK Steel and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4.  Rules of Construction.  Unless the context otherwise
                        ---------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date of this Indenture;

          (3)  "or" is not exclusive;

          (4) "including" means including, without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the issuance of Debt; and

          (8) the principal amount of any Preferred Equity Interest shall be (i) the maximum liquidation value of such Preferred Equity Interest or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Equity Interest, whichever is greater.


                                   ARTICLE 2

                                 The Securities
                                 --------------

          SECTION 2.1.  Form and Dating.  Provisions relating to the Initial
                        ---------------
Securities, the Private Exchange Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which AK Steel or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Trustee and AK Steel). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A hereto are part of the terms of this Indenture.

          SECTION 2.2.  Execution and Authentication.    Two Officers shall sign
                        ----------------------------
the Securities for AK Steel by manual or facsimile signature. AK Steel's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $550,000,000, upon a written order of AK Steel signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of AK Steel. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.7 hereof.

          The Trustee may appoint an authenticating agent reasonably acceptable to AK Steel to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.3.  Registrar and Paying Agent.  AK Steel shall maintain an
                        --------------------------
office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may
                      ---------
be presented for payment (the "Paying Agent").  The Registrar shall keep a
                               ------------
register of the Securities and of their transfer and exchange. AK Steel may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.
      ------------

          AK Steel shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. AK Steel shall notify the Trustee of the name and address of any such agent. If AK Steel fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7 hereof.
AK Steel or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          AK Steel initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.4.  Paying Agent To Hold Money in Trust.  Prior to, or not
                        -----------------------------------
later than 10:00 a.m., New York City time, on, each due date of the principal of and interest on any Security, AK Steel shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. AK Steel shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by AK Steel in making any such payment. If AK Steel or a domestically incorporated Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. AK Steel at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this
Section 2.4, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.5.  Securityholder Lists.  The Trustee shall preserve in as
                        --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, AK Steel shall furnish to the Trustee, in writing at least 15 days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6.  Transfer and Exchange.  The Securities shall be issued
                        ---------------------
in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, AK Steel shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. AK Steel may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.6. AK Steel shall not be required to make and the Registrar need not register transfers or exchanges of (a) Securities (or portions thereof) selected for redemption or (b) any Securities for a period of 15 days before (i) a selection of Securities to be redeemed or (ii) an interest payment date.

          Prior to the due presentation for registration of transfer of any Security, AK Steel, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of AK Steel, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.7.  Replacement Securities.  If a mutilated Security is
                        ----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, AK Steel shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of AK Steel and the Trustee to protect AK Steel, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. AK Steel and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of AK Steel.

          SECTION 2.8.  Outstanding Securities.  Securities outstanding at any
                        ----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because AK Steel or an Affiliate of AK Steel holds the Security.

          If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee and AK Steel receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.  Temporary Securities.  Until definitive Securities are
                        --------------------
ready for delivery, AK Steel may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that AK Steel considers appropriate for temporary Securities. Without unreasonable delay, AK Steel shall prepare and the Trustee shall authenticate definitive Securities and make them available for delivery in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive securities.

          SECTION 2.10.  Cancellation.  AK Steel at any time may deliver
                         ------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Securities to AK Steel. AK Steel may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11.  Defaulted Interest.  If AK Steel defaults in a payment
                         ------------------
of interest on the Securities, AK Steel shall pay such defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. AK Steel may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. AK Steel shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, AK Steel shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest (and interest payable on such defaulted interest) to be paid.

          SECTION 2.12.  CUSIP Numbers.  AK Steel in issuing the Securities may
                         -------------
use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. AK Steel shall promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE 3

                                   Redemption
                                   ----------

          SECTION 3.1.  Notices to Trustee.  If AK Steel elects to redeem
                        ------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          AK Steel shall give each notice to the Trustee provided for in this
Section 3.1 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from AK Steel to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by AK Steel and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

          SECTION 3.2.  Selection of Securities to be Redeemed.  If fewer than
                        --------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify AK Steel promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.3.  Notice of Redemption.  At least 30 days but not more
                        --------------------
than 60 days before a date for redemption of Securities, AK Steel shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) the name and address of the Paying Agent;

          (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (e) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (f) that, unless AK Steel defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

          (h) the CUSIP number, if any, of the Securities and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At AK Steel's request, the Trustee shall give the notice of redemption in AK Steel's name and at AK Steel's expense. In such event, AK Steel shall provide the Trustee with the information required by this Section 3.3.

          SECTION 3.4.  Effect of Notice of Redemption.  Once notice of
                        ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.5.  Deposit of Redemption Price.  Prior to the redemption
                        ---------------------------
date, AK Steel shall deposit with the Paying Agent (or, if AK Steel or a domestically incorporated Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by AK Steel to the Trustee for cancellation.

          SECTION 3.6.  Securities Redeemed in Part.  Upon surrender of a
                        ---------------------------
Security that is redeemed in part, AK Steel shall execute and the Trustee shall authenticate for the Holder (at AK Steel's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   Covenants
                                   ---------

          SECTION 4.1.  Payment of Securities.  AK Steel shall promptly pay the
                        ---------------------
principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          AK Steel shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.2.  Maintenance of Office or Agency.  AK Steel will maintain
                        -------------------------------
in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon AK Steel or any Guarantor in respect of the Securities, any Guarantee enclosed thereon and this Indenture may be served. AK Steel and the Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time AK Steel shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and AK Steel and each Guarantor hereby appoint the Trustee as their Agent to receive all such presentations, surrenders, notices and demands.

          AK Steel may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve AK Steel of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. AK Steel will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. AK Steel hereby designates the agency of the Trustee, care of Corporate Trust Trustee Administration, as one such office or agency of AK Steel in accordance with
Section 2.3 hereof.

          SECTION 4.3.  SEC Reports.  Holding shall file with the Trustee and
                        -----------
provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Holding is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that Holding may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holding shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. Holding also shall comply with the other provisions of TIA (S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including AK Steel's or Holding's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.4.  Taxes.  Holding and AK Steel shall, and shall cause each
                        -----
of the Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

          SECTION 4.5.  Limitation on Debt.  AK Steel shall not issue, directly
                        ------------------
or indirectly, any Debt unless, immediately after giving effect to the issuance of such Debt and the receipt and application of the proceeds thereof, the pro forma Consolidated EBITDA Coverage Ratio would be greater than 2.5 to 1.0.

          Notwithstanding the foregoing limitation, AK Steel may issue the following Debt:

          (a) The Securities, AK Steel's Senior Secured Notes Due 2004, Debt issued by AK Steel pursuant to the Permitted Credit Facilities and Guarantees by AK Steel of obligations in respect of bonds or notes (in an aggregate principal amount not exceeding $60.0 million) payable solely from the proceeds of (a) taxes payable by AK Steel on real or depreciable personal property relating to AK Steel's Rockport Works facility or (b) charges payable by AK Steel for sewer and water services relating to such facility and, to the extent that such taxes or charges are insufficient to make such payments, payments under such Guarantees (provided that the payments under such bonds or notes or such Guarantees are not required to be prefunded by more than an aggregate amount equal to one year of debt service on such bonds or notes and are not subject to acceleration by the express terms thereof or otherwise);

          (b) Debt issued by AK Steel owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Equity Interests that results in such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by AK Steel;

          (c) the Securities issued by AK Steel and Debt issued in exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by this subsection (d); provided, however, that (i) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced, and (ii) the Debt so issued (1) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (2) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;

          (d) Debt issued by AK Steel, whether or not secured by a Lien, constituting all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Securities were originally issued; provided, however, that Debt issued under this subsection (d) in any calendar year shall not exceed in aggregate principal amount the sum of (i) $50.0 million for each of 1997, 1998 and 1999, and $35.0 million for each calendar year from and including 2000 to and including 2005 plus (ii) the excess of the aggregate principal amount otherwise permitted to be issued under this subsection (d) in all previous calendar years to and including the calendar year in which the Securities were originally issued over the aggregate principal amount actually issued by AK Steel during such period under this subsection (d), and Debt issued by AK Steel in exchange for, or the proceeds of which are used to refund or refinance, any then outstanding Debt permitted by this subsection (d); provided, however, that (1) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced, and (2) the Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;

          (e)  Debt (other than Debt described in subsection (a), (b), (c), or
     (d) of this Section 4.5) outstanding on the date on which the Securities were originally issued, and Debt issued by AK Steel in exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by this subsection (e) or permitted as described in the first paragraph of this Section 4.5; provided, however, that (i) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced and (ii) the Debt so issued (1) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (2) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;

          (f) Obligations of AK Steel pursuant to (i) interest rate swap or similar agreements designed to protect AK Steel against fluctuations in interest rates in respect of Debt of AK Steel to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Debt to which such interest rate contracts relate, and (ii) foreign exchange or commodity hedge, exchange or similar agreements designed to protect AK Steel against fluctuations in foreign currency exchange rates or commodity prices in respect of foreign exchange or commodity exposures incurred by AK Steel in the ordinary course of its business; or

          (g) Debt (not otherwise permitted to be issued pursuant to subsections (a) through (f) of this Section 4.5) in an aggregate principal amount which, together with (i) any other outstanding Debt issued by AK Steel pursuant to this subsection (g) and (ii) Debt issued and Preferred Equity Interests then outstanding and issued by Subsidiaries pursuant to subsection (h) of Section 4.6 hereof does not exceed $100.0 million.

          Notwithstanding the foregoing, AK Steel shall not issue any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

          SECTION 4.6.  Limitation on Debt and Preferred Equity Interests of
                        ----------------------------------------------------
Subsidiaries.  AK Steel shall not permit any Subsidiary to issue, directly or
------------
indirectly, any Debt or Preferred Equity Interests except:

          (a) Debt or Preferred Equity Interests issued to and held by AK Steel or a Wholly Owned Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Equity Interests that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or (ii) any subsequent transfer of such Debt or Preferred Equity Interests (other than to AK Steel or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Equity Interests by the issuer thereof;

          (b) Debt or Preferred Equity Interests, other than any described in subsection (a) of this Section 4.6, outstanding on the date on which the Securities were originally issued;

          (c) Debt or Preferred Equity Interests of a Subsidiary issued and outstanding on or prior to the date on which such Subsidiary became a Subsidiary (other than Debt or Preferred Equity Interests issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary);

          (d) Debt or Preferred Equity Interests issued in exchange for, or the proceeds of which are used to refund or refinance, Debt or Preferred Equity Interests referred to in subsection (b) or (c) of this Section 4.6; provided, however, (i) the principal amount or liquidation value of such Debt or Preferred Equity Interests so issued shall not exceed the principal amount or the liquidation value of the Debt or Preferred Equity Interests so refunded or refinanced and (ii) the Debt or Preferred Equity Interests so issued (1) shall have a Stated Maturity later than the Stated Maturity of the Debt or Preferred Equity Interests being exchanged or refinanced and
     (2) shall have an Average Life equal to or greater than the remaining Average Life of the Debt or Preferred Equity Interests being exchanged or refinanced;

          (e) Non-Recourse Debt or Preferred Equity Interests of a Non-Recourse Subsidiary issued after the date on which the Securities were originally issued; provided, however, that if any such Debt or Preferred Equity Interests thereafter ceases to be Non-Recourse Debt or Preferred Equity Interests of a Non-Recourse Subsidiary, then such event will be deemed to constitute the issuance of such Debt or Preferred Equity Interests by the issuer thereof;

          (f) Guarantees of the Securities or any other Debt as permitted in subsection (c) of Section 4.5 hereof;

          (g) Guarantees issued by any Guarantor Subsidiary of any Debt issued by AK Steel as permitted under Section 4.5 hereof; or

          (h) Debt or Preferred Equity Interests not otherwise permitted to be issued pursuant to subsections (a) through (g) of this Section 4.6, which, together with (i) any other outstanding Debt or Preferred Equity Interests issued pursuant to this subsection

     (h) and (ii) Debt issued by AK Steel pursuant to subsection (g) of Section
     4.5 hereof does not exceed $60.0 million.

          SECTION 4.7.  Limitation on Restricted Payments.  (a)  Holding shall
                        ---------------------------------
not, and shall not permit any Subsidiary of Holding to, directly or indirectly,
(i) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to the holders of, Equity Interests of Holding (except dividends or distributions payable solely in its Non-Convertible Equity Interests or in options, warrants or other rights to acquire its Non-Convertible Equity Interests and except dividends or distributions payable to a Wholly Owned Guarantor Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holding, (iii) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to holders of, Equity Interests of any Subsidiary of Holding (other than with respect to any such Equity Interests held by Holding, AK Steel, any Wholly Owned Guarantor Subsidiary or any Wholly Owned Non-Recourse Subsidiary) or purchase, redeem or otherwise acquire or retire for value any Equity Interests of any Subsidiary of Holding (other than such Equity Interests held by Holding, AK Steel, any Wholly Owned Guarantor Subsidiary or any Wholly Owned Non-Recourse Subsidiary), (iv) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (v) make any Investment other than Permitted Investments (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if:
                                          ------------------

               (1) a Default shall have occurred and be continuing (or would result therefrom);

               (2) upon giving effect to such Restricted Payment, on a pro forma basis, AK Steel is not able to issue an additional $1.00 of Debt pursuant to the Consolidated EBITDA Coverage Ratio as set forth in the first paragraph of Section 4.5 hereof; or

               (3) upon giving effect to such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since the date on which the Securities were originally issued would exceed the sum of (A) 50% of the Consolidated Net Income of Holding accrued during the period (treated as one accounting period) from the first day of the first month of the fiscal quarter in which the Securities were originally issued through the last full fiscal quarter for which quarterly or annual financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus (B) the aggregate Net Cash Proceeds received by AK Steel from the issue or sale of its Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests) subsequent to the date on which the Securities were originally issued (other than to a Subsidiary of AK Steel or an employee stock ownership plan or similar trust), plus (C) the aggregate Net Cash Proceeds received by AK Steel from the issue or sale of its Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests) to an employee stock ownership plan subsequent to the date on which the Securities were originally issued, provided, that, if such employee stock ownership plan issues any Debt only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth of Holding resulting from principal repayments made by such employee stock ownership plan with respect to Debt issued by it to finance the purchase of such Equity Interests, plus (D) the amount by which consolidated Debt of AK Steel is reduced on Holding's balance sheet upon the conversion or exchange (other than by a Subsidiary), subsequent to the date on which the Securities were originally issued, of any Debt of AK Steel or any of its Subsidiaries convertible or exchangeable for Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests) of AK Steel (less the amount of any cash, or other property, distributed by AK Steel or any of its Subsidiaries upon such conversion or exchange).

          (b) So long as no Default shall have occurred and be continuing (or would result therefrom), the provisions of this Section 4.7 shall not prohibit the following:

               (i) any purchase or redemption of Equity Interests of Holding or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of Holding (other than Redeemable Equity Interests or Exchangeable Equity Interests and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that (1) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale shall be excluded from subsections (a)(v)(3)(B) and (a)(v)(3)(C) of this Section 4.7;

               (ii) any purchase or redemption of Subordinated Obligations (other than Redeemable Equity Interests) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of AK Steel other than to a Subsidiary; provided, however, that such Debt (1) shall be subordinated to the Securities to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (2) shall have a Stated Maturity later than the Stated Maturity of the Securities and
     (3) shall have an Average Life greater than the remaining Average Life of the Securities; provided further, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

               (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.10 hereof; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

               (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this
     Section 4.7; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

               (v) any repurchase by Holding of employee stock granted under an employee stock option plan; provided, however, that the aggregate amount of such repurchase in any calendar year shall not exceed $1.0 million per employee and the aggregate amount of all repurchases in any calendar year shall not exceed $5.0 million (it being understood that the excess of any such amounts permitted to be expended under this subsection (v) during any calendar year over the amount actually expended during such period shall not be carried forward); provided further, however, that such repurchase shall be included in the calculation of the amount of Restricted Payments; or

               (vi) any purchase, repurchase, redemption, defeasance or other acquisition by any Non-Recourse Subsidiary of Non-Recourse Debt of such Non-Recourse Subsidiary; provided, however, that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments.

          (c) So long as none of the conditions described in clause (1) or (2) of subsection (a) hereof exists, the foregoing limitations on Restricted Payments shall not prohibit the declaration and payment of one or more dividends on or before December 31, 1998 in an aggregate amount not to exceed $50.0 million; provided, however, that all such dividends shall be excluded in the
         --------  -------
calculation of the amount of Restricted Payments.

          SECTION 4.8.  Limitation on Issuance and Sale of Equity Interests of
                        ------------------------------------------------------
Subsidiaries.  AK Steel shall not permit any Subsidiary to issue or sell any
------------
Equity Interests to any Person, or permit any Person, in either case, other than AK Steel and its Subsidiaries, to own or hold an interest, other than any interest owned or held on the date on which the Securities were originally issued by a Person other than AK Steel and its Subsidiaries, in any Equity Interests, of any Subsidiary (other than a Non-Recourse Subsidiary or a JV Subsidiary); provided, however, that the foregoing limitation shall not apply to
(a) the sale of all but not less than all of the Equity Interests of any Subsidiary made in accordance with Section 4.10 hereof, (b) issuances of Preferred Equity Interests permitted pursuant to subsections (c), (e) and (g) of
Section 4.6 hereof, and (c) the ownership or holding of an interest by any Person, other than AK Steel and its Subsidiaries, in any Equity Interests of any Subsidiary issued pursuant to subsection (b) of this Section 4.8.

          SECTION 4.9.  Limitation on Restrictions on Distributions from
                        ------------------------------------------------
Subsidiaries.  (a)  AK Steel shall not, and shall not permit any Subsidiary to,
------------
create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests or pay any Debt or other obligation owed to AK Steel or any Subsidiary, (ii) make any Investment in AK Steel or any Subsidiary or (iii) transfer any of its property or assets to AK Steel or any Subsidiary.

          (b) Notwithstanding the foregoing, AK Steel may, and may permit any Subsidiary of AK Steel to, suffer to exist any such encumbrance or restriction:

               (i) pursuant to an agreement in effect at or entered into on the date on which the Securities were originally issued;

               (ii) with respect to a Subsidiary pursuant to an agreement relating to any Debt issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary) and outstanding on such date;

               (iii) pursuant to an agreement effecting a refinancing of Debt issued pursuant to an agreement referred to in subsection (i) or (ii) of this Section 4.9(b) or contained in any amendment to an agreement referred to in subsection (i) or (ii) of this Section 4.9(b); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Holders of Securities than encumbrances and restrictions contained in such agreements;

               (iv) consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

               (v) in the case of subsection (a)(iii) of this Section 4.9, restrictions contained in security agreements securing Debt of a Subsidiary otherwise permitted under this Indenture, to the extent such restrictions restrict the transfer of the property subject to such security agreements; or

               (vi) relating to a Non-Recourse Subsidiary.

          SECTION 4.10.  Limitation on Sales of Assets and Equity Interests of
                         -----------------------------------------------------
Subsidiaries.  (a)  AK Steel shall not, and shall not permit any Subsidiary
------------
(other than Non-Recourse Subsidiaries) to, make any Asset Disposition unless:

               (i) AK Steel or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Holding (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of such consideration is in the form of cash or Cash Equivalents; and

               (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by AK Steel or such Subsidiary, as the case may be, (1) first, to the extent AK Steel elects (or is required by the terms of any Debt), to prepay, repay or purchase Debt (other than any Redeemable Equity Interests or Non-Recourse Debt) of AK Steel, such Subsidiary or a Wholly Owned Guarantor Subsidiary (in each case other than Debt owed to AK Steel or an Affiliate of AK Steel) within 60 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (2) second, to the extent of the balance of such Net Available Cash after application in accordance with subsection (a)(ii)(1) of this Section 4.10, at AK Steel's election, to the investment by AK Steel or such Subsidiary or any Wholly Owned Guarantor Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or an asset that (as determined by the Board of Directors of Holding) will be used in the business of AK Steel and the Wholly Owned Guarantor Subsidiaries existing on the date on which the Securities were originally issued or in businesses reasonably related thereto, in each case within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; and (3) third, to the extent of the balance of such Net Available Cash after application in accordance with subsections (a)(ii)(1) and (2) of this Section 4.10, to make an offer (the "Offer") to purchase Securities at par in accordance with the procedures
      -----
     set forth in subsection (d) of this Section 4.10; provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to subsection (a)(ii)(1) of this Section 4.10, AK Steel shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          (b)  Notwithstanding the requirement in subsection (a)(i) of this
Section 4.10 that at least 75% of consideration consist of cash or Cash Equivalents, AK Steel and its Subsidiaries may make one or more Asset Dispositions for which the consideration, in addition to the non-cash consideration permitted by such subsection, consists of or includes (i) non-cash consideration, the aggregate Fair Market Value (as determined in good faith by the Board of Directors of Holding) of which, for all Asset Dispositions made after the date on which the Securities were originally issued, does not exceed $10.0 million, and (ii) non-cash consideration, the aggregate Fair Market Value (as determined in good faith by the Board of Directors of Holding) of which, for all Asset Dispositions made after the date on which the Securities were originally issued, does not exceed $50.0 million, consisting of the cancellation of Debt of AK Steel or any Subsidiary existing on the date on which the Securities were originally issued; provided, however, that in connection with any such cancellation of Debt, AK Steel or such Subsidiary shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal so canceled.

          (c)  Notwithstanding the provisions of subsection (a)(ii) of this
Section 4.10, in the event that the Net Available Cash resulting from any Asset Disposition is less than $25.0 million, the application of an amount equal to such Net Available Cash in accordance with this Section 4.10 may be deferred until such time as such Net Available Cash from any prior or subsequent Asset Dispositions not otherwise applied in accordance with this Section 4.10, is at least equal to $25.0 million. In the event that the Net Available Cash resulting from any Asset Disposition, after giving effect to subsections
(a)(ii)(1) and (2) of this Section 4.10, is less than $10.0 million, the application of such amount equal to such Net Available Cash to make the Offer to purchase Securities in accordance with subsection (a)(ii)(3) of this Section
4.10 may be deferred until such time as such Net Available Cash, together with Net Available Cash from any prior or subsequent Asset Dispositions not otherwise applied in accordance with this Section 4.10, is at least equal to $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.10, such Net Available Cash shall be invested in Cash Equivalents. To the extent any portion of the amount of Net Available Cash remains after compliance with this Section 4.10, and provided that all Holders of Securities have been given the opportunity to tender their Securities for repurchase as provided in subsection (a)(ii)(3) of this Section 4.10, AK Steel may use such remaining amount for general corporate purposes.

          (d)(i) Promptly, and in any event within 90 days after the occurrence of an Asset Disposition requiring AK Steel to offer to purchase Securities pursuant to the Offer, AK Steel shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by AK Steel either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase
                                                                       --------
Date") and shall contain information concerning the business of AK Steel which
----
AK Steel in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of Holding, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of Holding filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the AK Steel's business subsequent to the date of the latest of such Reports, and (3) if material, appropriate pro forma financial information and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in subsection (d)(iii) of this Section 4.10.

          (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided in subsection (d)(i) of this Section 4.10, AK Steel shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net
                          ------------
Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of subsection
(a) of this Section 4.10. On such date, AK Steel shall irrevocably deposit with the Trustee or with the Paying Agent (or, if AK Steel or a domestically incorporated Wholly Owned Subsidiary is acting as the Paying Agent, segregate and hold in trust) funds in an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.10. The amount so deposited, at the option of, and pursuant to the specific written direction of, AK Steel, may be invested in Cash Equivalents the maturity date of which is not later than the Purchase Date. AK Steel shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents. Upon the expiration of the period for which the Offer remains open (the "Offer Period") AK Steel
                                                     ------------
shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by AK Steel. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by AK Steel to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to AK Steel promptly after the expiration of the Offer Period.

          (iii) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form on the back of the Security entitled "Option of Holder to Elect Purchase" duly completed, to AK Steel at the address specified in the notice at least 10 Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if AK Steel receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the purchase price of Securities surrendered by Holders exceeds the Offer Amount, AK Steel shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by AK Steel so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. AK Steel shall promptly execute, and the Guarantors shall promptly execute their Guarantees to be endorsed thereon and thereafter the Trustee shall promptly authenticate and mail or make available for delivery to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by AK Steel to the Holder thereof. AK Steel shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (iv) At the time AK Steel delivers Securities to the Trustee which are to be accepted for purchase, AK Steel will also deliver an Officers' Certificate stating that such Securities are to be accepted by AK Steel pursuant to and in accordance with the terms of this Section 4.10. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or makes available for delivery payment therefor to the surrendering Holder.

          (e) AK Steel shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.10.

          SECTION 4.11.  Limitation on Transactions with Affiliates.  AK Steel
                         ------------------------------------------
shall not, and shall not permit any Subsidiary to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of AK Steel or any legal or beneficial owner of 5% or more of any class of Equity Interests of Holding or with an Affiliate of any such owner (other than a Wholly Owned Subsidiary or any employee stock ownership plan for the benefit of AK Steel or a Subsidiary's employees) unless the terms of such business, transaction or series of transactions are (a) set forth in writing,
(b) not less favorable to AK Steel or such Subsidiary, as the case may be, than terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person, (c) if such business or transaction or series of transactions involves in excess of (i) $5.0 million, the Board of Directors of Holding has, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in subsection (b) of this Section 4.11, and (ii) $25.0 million and as to which there are no disinterested directors, AK Steel has obtained an opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of business or transaction or series of transactions stating that such business or transaction or series of transactions is fair (from a financial point of view) to AK Steel or such Subsidiary, as the case may be; provided, however, that the provisions of this Section 4.11 do not apply to performance of contractual obligations with respect to Eveleth Mines existing as of the date of this Indenture.

          SECTION 4.12.  Limitation on Liens.  AK Steel shall not, and shall not
                         -------------------
permit any Subsidiary to, create or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any obligation unless concurrently with the creation of such Lien effective provision is made to secure the Securities equally and ratably with such obligation for so long as such obligation is so secured; provided, that if such obligation is a Subordinated Obligation, the Lien securing such obligation shall be subordinated and junior to the Lien securing the Securities with the same or lesser relative priority as such Subordinated Obligation shall have with respect to the Securities. The preceding restriction shall not require AK Steel or any Subsidiary to equally and ratably secure the Securities if the Lien consists of the following:

          (a) Liens created by this Indenture, Liens existing as of the date on which the Securities were originally issued and Liens to secure Debt in respect of AK Steel's Senior Secured Notes Due 2004 on the Pledged Assets, the Pledged Assets Site and the other Mortgaged Property (each as defined in the Note Purchase Agreement dated as of December 17, 1996 among AK Steel, Holding and the Purchasers listed in Schedule A thereto, as in effect on the date the Securities were originally issued);

          (b)  Permitted Liens;

          (c) Liens to secure Debt issued by AK Steel for the purpose of financing all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Securities were originally issued; provided, however, that (i) the aggregate principal amount (or accreted value in the case of Debt issued at a discount) of Debt so issued shall not exceed the lesser of cost or Fair Market Value, as determined in good faith by the Board of Directors of Holding, of the assets or property so acquired or constructed, (ii) either (1) the Debt secured by such Liens shall have been permitted to be issued under subsection (d) of Section 4.5 hereof or (2) additional Debt secured by such Liens, at the time of determination on a pro forma basis, would not exceed, in the case of Normal Replacement Assets, 50%, or in the case of Special Assets, 100%, of the aggregate principal amount of Debt which AK Steel would have been permitted to issue at such time under the Consolidated EBITDA Coverage Ratio as set forth in the first paragraph of
     Section 4.5 hereof at an interest rate equal to the rate of interest on the additional Debt to be secured by such Liens and (iii) such Liens shall not encumber any other assets or property of AK Steel or any of its Subsidiaries other than such assets or property or any improvement on such assets or property and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property;

          (d) Liens on the assets or property of a Subsidiary existing at the time such Subsidiary became a Subsidiary and not issued as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary; provided, however, that such Liens do not extend to or cover any other property or assets of AK Steel or any of its other Subsidiaries;

          (e) Liens on the Inventory or Accounts Receivable of AK Steel or any Significant Subsidiary that is a Guarantor Subsidiary securing Debt under any Permitted Credit Facility; provided, that any Lien on Intangible Property shall limit the rights of the holder of such Lien to the use of such Intangible Property to manufacture, process and sell the Inventory with respect to which such holder has a Lien;

          (f) Liens securing industrial revenue or pollution control bonds issued by AK Steel; provided, however, that (i) the aggregate principal amount of Debt secured by such Liens shall not exceed the lesser of cost or Fair Market Value, as determined in good faith by the Board of Directors of Holding, of the assets or property so financed, and (ii) such Liens do not encumber any other property or assets of AK Steel or any of its Subsidiaries;

          (g) Liens securing Debt issued to refinance Debt which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of AK Steel or any of its Subsidiaries not securing the Debt so refinanced, and the principal amount (or accreted value) of the Debt so secured is not increased except as otherwise permitted pursuant to this Indenture;

          (h) Liens on the Equity Interests, assets or property of a Non-Recourse Subsidiary securing Non-Recourse Debt; or

          (i) Liens securing Debt which, together with all other Debt secured by Liens (excluding Debt secured by Liens permitted by subsections (a) through (h) of this Section 4.12) at the time of determination do not exceed $100.0 million; provided, however, that the Attributable Debt in connection with Sale/Leaseback Transactions permitted under subsection (c) of Section 4.13 hereof will be included in the determination and treated as Debt secured by a Lien not otherwise permitted by subsections (a) through
     (h) of this Section 4.12.

          For the avoidance of ambiguity, it is understood that Liens referred to in clauses (a) through (i) of this Section 4.12 may secure, in addition to principal of and premium, if any, on Debt referred to in such clauses, interest and all other obligations on and in respect of such Debt.

          SECTION 4.13.  Limitation on Sale/Leaseback Transactions.  AK Steel
                         -----------------------------------------
shall not, and shall not permit any Subsidiary to, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless at least one of the following conditions is satisfied:

          (a) the lease is between AK Steel and a Wholly Owned Guarantor Subsidiary, or between Wholly Owned Guarantor Subsidiaries; provided, however, that upon either (i) the transfer or other disposition by such Wholly Owned Guarantor Subsidiary of any such lease to a Person other than AK Steel or another Wholly Owned Guarantor Subsidiary or (ii) the issuance, sale, lease, transfer or other disposition of Equity Interests (including by consolidation or merger) of such Wholly Owned Guarantor Subsidiary to a Person other than AK Steel or another such Wholly Owned Guarantor Subsidiary, the provisions of this subsection (a) shall no longer be applicable to such lease and such lease shall be deemed for purposes of this subsection (a) to constitute the entering into of such Sale/Leaseback Transaction by the parties thereto;

          (b)  AK Steel or such Subsidiary under subsections (b) through (h) of
     Section 4.12 hereof could create a Lien on the property to secure Debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction and AK Steel or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Holding, of the property transferred;

          (c)  AK Steel or such Subsidiary could create a Lien under subsection
     (i) of Section 4.12 hereof on the property to secure Debt at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction and AK Steel or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Holding, of the property transferred; or

          (d) the Sale/Leaseback Transaction is treated as an Asset Disposition and all the conditions of Section 4.10 hereof are satisfied with respect to such Sale/Leaseback Transaction (without giving effect to the exceptions for Net Available Cash in amounts less than $25.0 million or $10.0 million, as set forth in subsection (c) of Section 4.10 hereof).

          SECTION 4.14.  Corporate Existence.  Subject to Article 5 hereof,
                         -------------------
Holding and AK Steel will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of Holding, AK Steel and each Guarantor Subsidiary; provided, however, that this Section 4.14 shall not be applicable to Holding if Holding merges into AK Steel and that, in such case, all mention of Holding shall be deleted from this Section 4.14..

          SECTION 4.15.  Limitation on Lines of Business.  AK Steel shall not,
                         -------------------------------
and shall not permit any of its Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which AK Steel and its Subsidiaries were engaged on the date on which the Securities were originally issued or businesses reasonably related thereto.

          SECTION 4.16.  Restrictive Covenant of Holding.  Holding (a) shall not
                         -------------------------------
engage in any activities or hold any assets other than (i) holding 100% of the Equity Interests of AK Steel and debt securities of AK Steel that were held by Holding at the date of the Indenture and (ii) those activities incidental to maintaining its status as a public company, and (b) it will not incur any liabilities other than liabilities relating to its Guarantees of the Securities, any Permitted Credit Facility, any other Debt of AK Steel or any Debt of any Significant Subsidiary that is Guaranteed by AK Steel and any other obligations or liabilities incidental to holding 100% of the Equity Interests of AK Steel and those liabilities incidental to its status as a public company; provided, however, that, for purposes of this Section 4.16, the term "liabilities" shall not include any liability for the declaration and payment of dividends on any Equity Interests of

Holding; and provided further, however, that if Holding merges into AK Steel, this Section 4.16 shall no longer be applicable.

          SECTION 4.17.  Change in Control.  (a)  Upon the occurrence of a
                         -----------------
Change in Control, each Holder of Securities shall have the right to require AK Steel to repurchase such Holder's Securities in whole or in part in integral multiples of $1,000 at a purchase price (the "Change in Control Payment Price")
                                              -------------------------------
in cash in an amount equal to 101% of the principal amount of such Securities plus accrued and unpaid interest thereon, if any, to and including the Change in Control Payment Date (as defined below), in accordance with the procedures set forth in this Section 4.17 (a "Change in Control Offer").
                               -----------------------

          (b) Within 30 days following any Change in Control, AK Steel shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at his address appearing in the Security register, a notice stating:

               (i) that a Change in Control has occurred and that such Holder has the right to require AK Steel to repurchase such Holder's Securities in whole or in part in integral multiples of $1,000 at the Change in Control Purchase Price;

               (ii) the circumstances and relevant facts regarding such Change in Control (including but not limited to information with respect to pro
                                                                          ---
     forma historical income, cash flow and capitalization after giving effect
     -----
     to such Change in Control);

               (iii)  a payment date (the "Change in Control Payment Date")
                                           ------------------------------
     which shall be a date no earlier than 45 days nor later than 60 days from the date such notice is mailed or such later date as may be necessary for AK Steel to comply with the requirements under the Exchange Act;

               (iv) that any Security not tendered will continue to accrue interest; and

               (v) the instructions a Holder must follow in order to have its Securities repurchased in accordance with subsection (d) of this Section 4.17.

          (c) Holders electing to have Securities purchased will be required to surrender such Securities with an appropriate form on the back of the Security entitled "Option of Holder to Elect Purchase" duly completed to AK Steel at the address specified in the notice at least three Business Days prior to the Change in Control Payment Date. Any Holder will be entitled to withdraw his or her election if AK Steel receives, not later than three Business Days prior to the Change in Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his or her election is to be withdrawn and a statement that such Holder is withdrawing his or her election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On the Change in Control Payment Date, AK Steel shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change in Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to AK Steel. The Paying Agent shall promptly mail to the Holder of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.

          (e) AK Steel will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change in Control Offer.

          SECTION 4.18.  Compliance Certificate.  (a)  AK Steel and the
                         ----------------------
Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signers thereof AK Steel or the Guarantors, as the case may be, has fulfilled all its obligations hereunder, is not in default in the performance and observance of any of the terms, and if AK Steel or the Guarantors, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 4.18, such compliance or default shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          (b) AK Steel, Holding and each Guarantor Subsidiary shall deliver to the Trustee, as soon as possible and in any event within 10 days after AK Steel, Holding or any Guarantor Subsidiary becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which AK Steel, Holding or any Guarantor Subsidiary proposes to take with respect thereto.

          SECTION 4.19.  Further Instruments and Acts.  Upon request of the
                         ----------------------------
Trustee, AK Steel, Holding and each Guarantor Subsidiary will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.20.  Maintenance of Properties.  AK Steel will cause all
                         -------------------------
properties owned by AK Steel or any Subsidiary or used or held for use in the conduct of the business of AK Steel or any Subsidiary to be maintained and kept in good condition, repair and working order (other than where failure to do so would be immaterial or in the case of ordinary wear and tear) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of AK Steel may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent AK Steel from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of AK Steel, desirable in the conduct of the business of AK Steel or any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 4.21.  Insurance.  AK Steel will at all times keep all of the
                         ---------
properties of AK Steel and the Subsidiaries which are of an insurable nature insured with insurers, believed by AK Steel to be responsible, or insured through a program of self-insurance, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.


                                   ARTICLE 5

                               Successor Company
                               -----------------

          SECTION 5.1.  When AK Steel or any of its Subsidiaries May Merge or
                        -----------------------------------------------------
Transfer Assets.  AK Steel shall not (a) consolidate with or merge with or into
---------------
any other Person, (b) permit any other Person to consolidate with or merge into
(i) AK Steel or (ii) any of its Subsidiaries in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary, (c) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets, (d) directly or indirectly, (i) acquire Equity Interests or other ownership interests of any other Person, other than as a Permitted Investment as defined in clause (e) of the definition of "Permitted Investments", such that such Person becomes a Subsidiary or (ii) purchase, lease or otherwise acquire all or substantially all of the property and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person, or (e) permit any of its Subsidiaries to enter into any such transaction unless:

          (1) AK Steel or such Subsidiary shall be the continuing entity or the resulting, surviving or transferee Person (if not AK Steel or such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all the obligations of AK Steel or such Subsidiary, as the case may be, under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction (and treating any Debt that becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, on a pro forma basis, AK Steel (or the resulting, surviving or transferee Person (if not AK Steel)) would be able to issue at least $1.00 of Debt pursuant to the Consolidated EBITDA Coverage Ratio set forth in the first paragraph of
     Section 4.5 hereof;

          (4) immediately after giving effect to such transaction, Holding shall have Consolidated Net Worth which is not less than the Consolidated Net Worth of Holding immediately prior to such transaction;

          (5) each Guarantor, unless it is the other party to the transactions described above, shall expressly confirm, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, that its Guarantee shall apply to such Person's obligations under the Securities; and

          (6) AK Steel shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture;

provided, however, that subsections (3) and (4) of this Section 5.1 shall not apply to (A) the consolidation or merger of any Wholly Owned Subsidiary with or into any other Wholly Owned Subsidiary or AK Steel, (B) the transfer, conveyance, sale, lease or other disposal (including any disposition by means of a merger, consolidation or similar transaction) of all or substantially all of the properties or assets of a Non-Recourse Subsidiary or a Subsidiary which is not a Significant Subsidiary or (C) the merger of Holding into AK Steel.

          If after the date on which the Securities were originally issued any Person shall become a Subsidiary (other than a Non-Recourse Subsidiary), such Person shall (a) unconditionally guarantee, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all of AK Steel's obligations under the Securities on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel stating that such supplemental indenture has been duly authorized and constitutes the enforceable obligation of such Person.

          SECTION 5.2.  Successor Corporation Substituted.  Upon any
                        ---------------------------------
consolidation or merger, or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the assets of AK Steel or any Subsidiary, in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which AK Steel or any Subsidiary is merged or to which such transfer, conveyance, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, AK Steel or such Subsidiary, as the case may be, under this Indenture and the Securities with the same effect as if such successor Person has been named as AK Steel or such Subsidiary herein, and thereafter, except in the case of a transfer, conveyance, sale, lease or other disposition, the predecessor Person shall be released from all obligations and covenants under this Indenture.


                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

          SECTION 6.1.  Events of Default.  "Event of Default", wherever used
                        -----------------    ----------------
herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (b) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

          (c) failure to redeem or purchase Securities when required pursuant to this Indenture and the Securities;

          (d)  failure to (i) comply with the provisions of Section 5.1 hereof,
     (ii) make or consummate an Offer in accordance with the provisions of
     Section 4.10 hereof or (iii) make or consummate a Change in Control Offer in accordance with the provisions of Section 4.17 hereof;

          (e) failure to observe or comply with any of the agreements in the Securities or this Indenture (other than those referred to in subsection
     (a), (b), (c) or (d) of this Section 6.1), which continues for 60 days after there has been given to AK Steel by the Trustee or to AK Steel and the Trustee by the Holders of at least 25% in principal amount of Securities then outstanding a written notice specifying such failure;

          (f) Debt of AK Steel or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, and the total amount of such Debt unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent;

          (g) any Senior Note Guarantee issued by Holding or any Significant Subsidiary ceases to be in full force and effect other than in accordance with its terms, or Holding or any Significant Subsidiary or any Person acting on behalf of Holding or such Significant Subsidiary shall deny or disaffirm its obligations under its Senior Note Guarantee;

          (h) AK Steel or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                   (i)  commences a voluntary case,

                   (ii) consents to the entry of an order for relief against it in an involuntary case,

                   (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                   (iv) makes a general assignment for the benefit of its creditors, or

                   (v) admits in writing its inability to pay debts as the same become due;

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (i) is for relief against AK Steel, Holding or any Significant Subsidiary in an involuntary case,

                   (ii) appoints a Custodian of AK Steel, Holding or any Significant Subsidiary or for all or any substantial part of its property, or

                   (iii) orders the liquidation of AK Steel, Holding or any Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days; or

          (j) any judgment or decree for the payment of money in excess of $10.0 million is rendered against Holding, AK Steel or any Significant Subsidiary and is not discharged and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed.

          The term "Custodian" means any receiver, trustee, assignee, liquidator
                    ---------
     or similar official under any Bankruptcy Law.

          SECTION 6.2.  Acceleration.  If an Event of Default shall occur and be
                        ------------
continuing, either the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may accelerate the maturity of all Securities and thereupon the principal of, premium, if any, and any accrued and unpaid interest on the Securities shall become due and payable immediately; provided, that if any Event of Default specified in subsection (h) or (i) of
Section 6.1 hereof occurs, such amount shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all Events of Default, other than the nonpayment of accelerated principal of, premium, if any, and interest on Securities, have been cured or waived as provided in this Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.3.  Other Remedies.  If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 6.4.  Waiver of Past Defaults.  Holders of at least a majority
                        -----------------------
in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except
(a) a Default or Event of Default in the payment of the principal of or interest on any Security or (b) a Default or Event of Default in respect of a provision that under Section 9.2 hereof cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.5.  Control by Majority.  The Holders of a majority in
                        -------------------
principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.6.  Limitation on Suits.  No Holder of any Security will
                        -------------------
have any right to pursue any remedy with respect to this Indenture or the Securities unless:

          (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the Securities shall have made written request to the Trustee to pursue the remedy;

          (c) such Holder shall have offered the Trustee reasonable indemnity against any liability;

          (d) the Trustee shall have failed to comply with the request within 60 days after the receipt of such request and the offer of indemnity; and

          (e) no written direction inconsistent with such request shall have been given to the Trustee during such 60-day period by the Holders of at least a majority in principal amount of the Securities.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.7.  Rights of Holders to Receive Payment.  Notwithstanding
                        ------------------------------------
any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8.  Collection Suit by Trustee.  If an Event of Default
                        --------------------------
specified in subsection (a) or (b) of Section 6.1 hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against AK Steel for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) on the Securities and the amounts provided for in Section 7.7 hereof.

          SECTION 6.9.  Trustee May File Proofs of Claim.  The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to AK Steel, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7 hereof.

          SECTION 6.10.  Priorities.  If the Trustee collects any money pursuant
                         ----------
to this Article 6, it shall pay out the money in the following order:

               FIRST: to the Trustee for amounts due under Section 7.7 hereof;

               SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               THIRD: to AK Steel.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, AK Steel shall mail to each Securityholder and the Trustee a notice that states the record date, the payment and amount to be paid.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

          SECTION 6.12.  Waiver of Stay or Extension Laws.  AK Steel (to the
                         --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and AK Steel (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    Trustee
                                    -------

          SECTION 7.1.  Duties of Trustee.  (a)  If an Event of Default has
                        -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i)  this subsection (c) does not limit the effect of subsection
     (b) of this Section 7.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section 7.1.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with AK Steel.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

          SECTION 7.2.  Rights of Trustee.  (a)  The Trustee may rely on any
                        -----------------
document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of AK Steel, personally or by agent or attorney.

          SECTION 7.3.  Individual Rights of Trustee.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with AK Steel, Holding or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

          SECTION 7.4.  Trustee's Disclaimer.  The Trustee shall not be
                        --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for AK Steel's use of the proceeds from the Securities, and it shall not be responsible for any statement of AK Steel in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5.  Notice of Defaults.  If a Default occurs and is
                        ------------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.6.  Reports by Trustee to Holders.  If required by TIA (S)
                        -----------------------------
313(a), as promptly as practicable after each March 15 beginning with the March 15 following the date on which the Securities were originally issued, and in any event prior to May 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of March 15 that complies with such TIA
(S) 313(a).  The Trustee also shall comply with TIA (S) 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. AK Steel agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.7.  Compensation and Indemnity.  AK Steel shall pay to the
                        --------------------------
Trustee from time to time such compensation as AK Steel and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. AK Steel shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. AK Steel shall indemnify each of the Trustee or any predecessor Trustee against any and all loss, liability, damage, claim or reasonable expense (including attorneys' fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify AK Steel promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify AK Steel shall not relieve AK Steel of its obligations hereunder. AK Steel shall defend the claim and the Trustee may have separate counsel and AK Steel shall pay the fees and expenses of such counsel. AK Steel need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          To secure AK Steel's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          AK Steel's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in subsection (h) or (i) of Section 6.1 hereof with respect to AK Steel, Holding or a Significant Subsidiary, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.  The Trustee may resign at any
                        ----------------------
time by so notifying AK Steel. The Holders of at least a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. AK Steel shall remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b)  the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), AK Steel shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to AK Steel. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.7 hereof.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, AK Steel or the Holders of at least a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, AK Steel's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger.  If the Trustee
                        ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         -----------------------------
all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of AK Steel are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                         -------------------------------------------------
Trustee shall comply with TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                   ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

          SECTION 8.1.  Discharge of Liability on Securities; Defeasance.  (a)
                        ------------------------------------------------
When (i) AK Steel delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof) for cancellation or (ii) all outstanding Securities have become due and payable and AK Steel irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.7 hereof), and if in either case AK Steel pays all other sums payable hereunder by AK Steel, then this Indenture shall, subject to subsection (c) of Section 8.1 hereof and Section 8.6 hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of AK Steel accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of AK Steel.

          (b) Subject to subsection (c) of this Section 8.1 and Sections 8.2 and
8.6 hereof, AK Steel at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its
                                -----------------------
obligations under Sections 4.3, 4.5 through 4.14, 4.17 hereof and the operation of subsections (e) (with respect to Sections 4.3 and 4.5 through 4.13 only) and
(d) of Section 6.1 hereof ("covenant defeasance option").  AK Steel may exercise
                            --------------------------
its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If AK Steel exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If AK Steel exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default by AK Steel specified in subsection
(e) (insofar as it relates to compliance with Sections 4.3 and 4.5 through 4.13 only) or (d) of Section 6.1 hereof.

          Upon satisfaction of the conditions set forth herein and upon request of AK Steel, the Trustee shall acknowledge in writing the discharge of those obligations that AK Steel terminates.

          (c) Notwithstanding subsections (a) and (b) of this Section 8.1, AK Steel's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4, 8.5 and
8.6 hereof shall survive until the Securities have been paid in full. Thereafter, AK Steel's obligations only in Sections 7.7, 8.4 and 8.5 hereof shall survive.

          SECTION 8.2.  Conditions to Defeasance.  AK Steel may exercise its
                        ------------------------
legal defeasance option or its covenant defeasance option only if:

          (a)  AK Steel irrevocably deposits in trust (the "defeasance trust")
                                                            ----------------
     with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

          (b) AK Steel delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

          (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in subsection (h) or (i) of Section 6.1 hereof with respect to AK Steel occurs which is continuing at the end of the period;

          (d) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e) the deposit does not constitute a default under any other agreement binding on AK Steel;

          (f) AK Steel delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (g) in the case of the legal defeasance option, AK Steel delivers to the Trustee an Opinion of Counsel stating that (i) AK Steel has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date on which the Securities were originally issued there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (h) in the case of the covenant defeasance option, AK Steel delivers to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (i) AK Steel delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, AK Steel may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3 hereof.

          SECTION 8.3.  Application of Trust Money.  The Trustee shall hold in
                        --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

          SECTION 8.4.  Repayment to Company.  The Trustee and the Paying Agent
                        --------------------
shall promptly turn over to AK Steel upon written request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to AK Steel upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to AK Steel for payment as general creditors.

          SECTION 8.5.  Indemnity for Government Obligations.  AK Steel shall
                        ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal, premium, if any, and interest received on such U.S. Government Obligations.

          SECTION 8.6.  Reinstatement.  If the Trustee or Paying Agent is unable
                        -------------
to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, AK Steel's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if AK Steel has made any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of its obligations, AK Steel shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee, or Paying Agent.


                                   ARTICLE 9

                                   Amendments
                                   ----------

          SECTION 9.1.  Without Consent of Holders.  AK Steel, the Guarantors
                        --------------------------
and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (a) to cure any ambiguity, omission, defect or inconsistency;

          (b)  to comply with Article 5 hereof;

          (c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f) (2) (B) of the Internal Revenue Code of 1986, as amended;

          (d) to add guarantees with respect to the Securities;

          (e) to add to the covenants of AK Steel or the Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon AK Steel or the Guarantors;

          (f) to reflect the release of any Guarantor Subsidiary from its Senior Note Guarantee, or the addition of any Subsidiary of AK Steel as a Guarantor Subsidiary, in the manner provided by this Indenture;

          (g) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

          (h) to make any change that does not adversely affect the rights of any Securityholder.

          After an amendment under this Section 9.1 becomes effective, AK Steel shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

          SECTION 9.2.  With Consent of Holders.  AK Steel, the Guarantors and
                        -----------------------
the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

          (a) reduce the amount of Securities whose Holders must consent to an amendment;

          (b) reduce the rate of or extend the time for payment of interest on any Security;

          (c) reduce the principal amount of or extend the Stated Maturity of any Security;

          (d) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (e) change the currency of payment of any Security;

          (f) make any change in the provisions concerning waiver of Defaults by Holders of the Securities or the rights of Holders to receive payments of principal or interest in Section 6.4 or 6.7 hereof;

          (g) make any change in Section 4.17 hereof or the definition "Change in Control"; or

          (h) make any change in this Section 9.2.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.2 becomes effective, AK Steel shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

          SECTION 9.3.  Compliance with Trust Indenture Act.  Every amendment to
                        -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4.  Revocation and Effect of Consents and Waivers.  A
                        ---------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

          AK Steel may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.5.  Notation on or Exchange of Securities.  If an amendment
                        -------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if AK Steel or the Trustee so determines, AK Steel in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.6.  Trustee to Sign Amendments.  The Trustee shall sign any
                        --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and, subject to Section 7.1 hereof, shall be, fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.7.  Payment for Consent.  Neither Holding, AK Steel, any
                        -------------------
Affiliate of Holding nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                             Senior Note Guarantees
                             ----------------------

          SECTION 10.1.  Unconditional Senior Note Guarantees.  (a)  Each
                         ------------------------------------
Guarantor, which includes Holding and each Guarantor Subsidiary, hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment and performance of the Obligations (the "Senior Note Guarantees") and further agree to pay any and all expenses
-----------------------
(including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Senior Note Guarantees. In case of the failure of AK Steel punctually to perform or make any such payment, each Guarantor hereby jointly and severally agrees to cause such payment and performance to be made punctually.

          (b) Each Guarantor hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same, any exchange, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Law of the application of Section 1111(b)(2) of the Bankruptcy Law, any borrowing or grant of a security interest by AK Steel, as debtor-in-possession, under Section 364 of the Bankruptcy Law, the disallowance, under
Section 502 of the Bankruptcy Law, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against AK Steel or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives the benefits of diligence, presentment, demand of payment, or exhausts any right or take any action against AK Steel or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of AK Steel, any right to require a proceeding first against AK Steel, protest or notice with respect to such Security or the Debt evidenced thereby and all demands whatsoever, and covenants that this Senior Note Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Senior Note Guarantee. Each Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at their first scheduled maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each Guarantor to enforce this Senior Note Guarantee without first proceeding against AK Steel. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          (c) Each Guarantor shall be subrogated to all rights of the Holders of the Securities upon which its Guarantee is endorsed against AK Steel in respect of any amounts paid by such Guarantor on account of such Security pursuant to the provisions of its Senior Note Guarantee or this Indenture; provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities issued hereunder shall have been paid in full.

          (d) Each Senior Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against AK Steel for liquidation or reorganization, should AK Steel become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of AK Steel's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          (e) Each Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under its Senior Note Guarantee.

          SECTION 10.2.  Limitation of Guarantor's Liability.  Each Guarantor
                         -----------------------------------
and, by its acceptance hereof, each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee pursuant to subsection (e) of Section 10.1 hereof, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal, state or foreign law.

          SECTION 10.3.  Execution and Delivery of Senior Note Guarantees.  To
                         ------------------------------------------------
further evidence the Senior Note Guarantees set forth in Section 10.1 hereof, each Guarantor and AK Steel hereby agree that a notation relating to such Senior Note Guarantees substantially in the form of Exhibit B shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of each Guarantor.

          A Senior Note Guarantee bearing the manual or facsimile signature of individuals who were at any time the Officers of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Senior Note Guarantee is endorsed or did not hold such offices at the date of such Senior Note Guarantee.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Senior Note Guarantee endorsed thereon on behalf of the Guarantor. Each Guarantor hereby jointly and severally agrees that its Senior Note Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding any failure to endorse a Senior Note Guarantee on any Security.

          SECTION 10.4.  Addition of Guarantor.  (a)  For as long as any Senior
                         ---------------------
Note Guarantees are required to remain in effect pursuant to the terms of this Indenture, promptly but in no event later than 15 days following the date any Person shall become a Subsidiary (other than a Non-Recourse Subsidiary) after the date on which the Securities were originally issued, AK Steel shall cause such Subsidiary to become a Guarantor Subsidiary with respect to the Securities by executing and delivering to the Trustee (i) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor Subsidiary and (ii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

          (b) AK Steel will cause any Subsidiary of AK Steel that is or becomes a borrower under or guarantor of any Permitted Revolving Credit Facility to become a Guarantor Subsidiary with respect to the Securities in accordance with subsection (a) of this Section 10.4.

          SECTION 10.5.  Release of the Senior Note Guarantee.  (a)
                         ------------------------------------
Notwithstanding anything to the contrary contained in this Article 10, in the event that (i) any Guarantor Subsidiary shall no longer be obligated to guarantee any Debt under the Permitted Revolving Credit Facility, and (ii) no Default or Event of Default shall have occurred and be continuing, then, following compliance with the next following sentence, such Guarantor Subsidiary shall be released from its obligations under this Indenture and the Senior Note Guarantee of such Guarantor Subsidiary shall be of no further force or effect. Upon delivery by AK Steel to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that the terms of this subsection (a) have been satisfied with respect to any Guarantor Subsidiary, the Trustee shall execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the release of such Guarantor Subsidiary from the obligations of its Senior Note Guarantee hereunder.

          (b) Concurrently with any sale or other disposition (other than to Holding or any Subsidiary of Holding) by way of merger, consolidation or otherwise of all or substantially all the assets of a Guarantor Subsidiary or all the capital stock of a Guarantor Subsidiary permitted by and in accordance with the terms of this Indenture, and upon delivery by AK Steel to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by AK Steel in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the release of such Guarantor Subsidiary from the obligations under its Senior Note Guarantee. Any Guarantor Subsidiary not released from its obligations under its Senior Note Guarantee endorsed on the Securities and under this Article 10 shall remain liable for the Obligations under its Senior Note Guarantee endorsed on the Securities and under this
Article 10.

          (c) Concurrently with the legal defeasance of the Securities or the covenant defeasance of the Securities under Article 8 hereof, the Guarantor Subsidiaries shall be released from all of their obligations under their Senior Note Guarantees endorsed on the Securities and under this Article 10, without any action on the part of the Trustee or any Holder of Securities.


                                   ARTICLE 11

                                 Miscellaneous
                                 -------------

          SECTION 11.1.  Trust Indenture Act Controls.  If any provision of this
                         ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by any provision of the TIA, such required provision shall control.

          SECTION 11.2.  Notices.  Any notice or communication shall be in
                         -------
writing and delivered in person or mailed by first class mail addressed as follows:

          if to AK Steel or any Guarantor:

              AK Steel Corporation
              703 Curtis Street
              Middletown, Ohio  45043
              Attention:    John G. Hritz, Esq.
                            Vice President,
                            General Counsel and Secretary

          if to the Trustee:

              The Bank of New York
              101 Barclay Street, 21 West
              New York, New York 10286

              Attention:  Corporate Trust Trustee Administration

          AK Steel, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.3.  Communication by Holders with Other Holders.
                         -------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. AK Steel, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.4.  Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by AK Steel or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, AK Steel or any Guarantor shall furnish to the Trustee:

              (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.5.  Statements Required in Certificate or Opinion.  Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

              (a) a statement that each person signing such certificate or opinion has read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

          SECTION 11.6.  When Securities Disregarded.  In determining whether
                         ---------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Holding, AK Steel or by any Affiliate of Holding shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar.  The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.8.  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                         --------------
Sunday or a day on which banking institutions are not required to be open in the State of New York or the State in which the principal Corporate Trust Office of the Trustee is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.9.  Governing Law.  The rights and duties of AK Steel,
                         -------------
Holding and the Trustee under this Indenture, the Securities and the Senior Note Guarantees shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

          SECTION 11.10.  No Recourse Against Others.  A director, officer,
                          --------------------------
employee or stockholder, as such, of AK Steel or any Guarantor shall not have any liability for any obligations of AK Steel or such Guarantor under the Securities or this Indenture or the Senior Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11.  Successors.  All agreements of AK Steel and the
                          ----------
Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12.  Multiple Originals.  The parties may sign any number
                          ------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13.  Table of Contents; Headings.  The table of contents,
                          ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.14.  Separability Clause.  In case any provision in this
                          -------------------
Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.15.  Benefits of Indenture.  Nothing in this Indenture or
                          ---------------------
in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                 AK Steel Corporation



                                 By /s/ Richard E. Newsted
                                    ------------------------------
                                    Name:  Richard E. Newsted
                                    Title: Senior Vice President,
                                           Chief Financial Officer
Attest:

/s/ John G. Hritz
---------------------
John G. Hritz
Secretary
                                 AK Steel Holding Corporation,
                                 as Guarantor



                                  By /s/ Richard E. Newsted
                                    ------------------------------
                                    Name:  Richard E. Newsted
                                    Title: Senior Vice President,
                                           Chief Financial Officer
Attest:

/s/ John G. Hritz
---------------------
John G. Hritz
Secretary
                                 The Bank of New York,
                                 as Trustee



                                 By /s/ Mary Jane Morrissey
                                    ------------------------------
                                    Name:  Mary Jane Morrissey
                                    Title: Vice President
Attest:

/s/ Paul J. Schmalzel
---------------------
Paul J. Schmalzel
Assistant Treasurer

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          On the 16th day of December, 1996, before me personally came Richard
E. Newsted, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, CFO of AK Steel Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                        /s/ Christine Shrestha
                                        ----------------------

                                        Christine Shrestha
                                        Notary Public, State of New York
                                        No. 01SH5056934
                                        Qualified in New York County
                                        Commission Expires March 11, 1998

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


          On the 16th day of December, 1996, before me personally came Richard
E. Newsted, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, CFO of AK Steel Holding Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                        /s/ Christine Shrestha
                                        ----------------------

                                        Christine Shrestha
                                        Notary Public, State of New York
                                        No. 01SH5056934
                                        Qualified in New York County
                                        Commission Expires March 11, 1998

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          On the 16th day of December, 1996, before me personally came Mary Jane Morrissey, to me known, who, being by me duly sworn, did depose and say that [he --she] is a Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that [he -- she] knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that [he -- she] signed [his -- her] name thereto by like authority.


                                        /s/ Timothy J. Shea
                                        ----------------------

                                        Timothy J. Shea
                                        Notary Public, State of New York
                                        No. 01SH5027547
                                        Qualified in New York County
                                        Commission Expires March 8, 1998

                                                                      APPENDIX A


    FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE   144A,
            INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE
501(a)(1), (2), (3) OR (7) AND TO CERTAIN PERSONS IN OFFSHORE   TRANSACTIONS IN
                           RELIANCE ON REGULATION S.

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                   ------------------------------------------
                          PRIVATE EXCHANGE SECURITIES
                          ---------------------------
                            AND EXCHANGE SECURITIES
                            -----------------------

1.   Definitions.
     -----------

     1.1  Definitions.
          -----------

          For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "Definitive Security" means a certificated Initial Security bearing the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI in accordance with Section 2.1(c) .

          "Depository" means The Depository Trust Company, New York, New York, its nominees and their respective successors.

          "Exchange Securities" means the 9 1/8% Senior Notes Due 2006 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.
          "IAI" means an institutional "accredited investor" as described in Rule 501(a) (1), (2), (3) or (7) under the Securities Act.

          "Initial Purchasers" means CS First Boston Corporation and Goldman, Sachs & Co.

          "Initial Securities" means the 9 1/8% Senior Notes Due 2006 issued under this Indenture on or about the date hereof.

          "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by such Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

          "Private Exchange Securities" means the 9 1/8% Senior Notes Due 2006 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Rights Agreement.

          "Purchase Agreement" means the Purchase Agreement dated December 12, 1996, among AK Steel, Holding and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Rights Agreement" means the Registration Rights Agreement dated December 12, 1996, among AK Steel, Holding and the Initial Purchasers.

          "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

          "Transfer Restricted Securities"'means Definitive Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(d).

     1.2  Other Definitions.
          -----------------

                                                           Defined in
                                                           ----------
          Term                                              Section:
          ----                                              -------

     "Agent Members"                                          2.1(b)
     "Global Security"                                        2.1(a)
     "Regulation S"                                           2.1(a)
     "Rule 144A"                                              2.1(a)

2.   The Securities.
     --------------

     2.1  Form and Dating.
          ---------------

          The Initial Securities are being offered and sold by AK Steel pursuant to the Purchase Agreement.

          (a) Global Securities.  Initial Securities offered and sold to a QIB
              -----------------
in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance
                                                    ---------
on Regulation S under the

Securities Act ("Regulation S"), in each case as provided in the Purchase
                 ------------
Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in
Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf
                           ---------------
of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by AK Steel and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions.  This Section 2.1(b) shall apply only to a
              ---------------------
Global Security deposited with or on behalf of the Depository.

          AK Steel shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by AK Steel, the Trustee and any agent of AK Steel or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent AK Steel, the Trustee or any agent of AK Steel or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Certificated Securities.  Except as provided in this Section 2.1
              -----------------------
or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are IAIs and are not QIBs and did not purchase Initial Securities sold in reliance on Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive
                       --------  -------
Securities to a QIB, such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.3.

     2.2  Authentication.  The Trustee shall authenticate and deliver:  (1)
          --------------
Initial Securities for original issue in an aggregate principal amount of $550,000,000 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of AK Steel signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of AK Steel. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $550,000,000 except as provided in Section 2.07 of this Indenture.

     2.3  Transfer and Exchange. (a) Transfer and Exchange of Definitive
          ---------------------      -----------------------------------
Securities.  When Definitive Securities are presented to the Registrar or a co-
----------
registrar with a request:

          (x) to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met;

provided, however, that the Definitive Securities surrendered for transfer or
--------  -------
exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

               (B) if such Definitive Securities are being transferred to AK Steel, a certification to that effect (in the form set forth on the reverse of the Security); or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144; or (x) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if AK Steel or the Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial
              ------------------------------------------------------------------
Interest in a Global Security.  A Definitive Security may not be exchanged for a
-----------------------------
beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of AK Steel in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities and Beneficial
              ---------------------------------------------------------
Interests Therein.  (i)  The transfer and exchange of Global Securities or
-----------------
beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 hereof or Section 2.9 of this Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf

     Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by AK Steel.

          (d)  Legend.
               ------

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
          SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF AK STEEL THAT
          (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

          Each Definitive Security will also bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES

          AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (e) Cancellation or Adjustment of Global Security.  At such time as
              ---------------------------------------------
all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (f) Obligations with Respect to Transfers and Exchanges of Securities.
              -----------------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, AK Steel shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but AK Steel may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.7, 4.17 and 9.5 of this Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated or Definitive Security selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated or Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, AK Steel, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of AK Steel, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (g)  No Obligation of the Trustee.
               ----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security) . The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  Certificated Securities.
          -----------------------

     (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) AK Steel, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

     (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of

$1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in
Exhibit 1 hereto.

     (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

     (d) In the event of the occurrence of any of the events specified in
Section 2.4(a), AK Steel will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                                      APPENDIX A


                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO AK STEEL OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF AK STEEL THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144

THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]/1/



                              AK STEEL CORPORATION

                            9 1/8% Senior Note Due 2006


GUARANTEED AS TO PAYMENT OF PRINCIPAL,
PREMIUM, IF ANY, AND INTEREST BY
AK STEEL HOLDING CORPORATION


                                                   CUSIP No. ___________

          AK Steel Corporation, a Delaware corporation, promises to pay to _____________________ or registered assigns, the principal sum of
_____________________ Dollars ($__________) on December 15, 2006.

          Interest Payment Dates: June 15 and December 15

          Record Dates: June 1 and December 1


--------------
/1/ Include if a Definitive Security to be held by an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

          Additional provisions of this Security are set forth on the other side of this Security.



                              AK Steel Corporation,

                              by



[Seal]
                              ______________________________
                              Name:
                              Title:



                              ______________________________
                              Name:
                              Title:



Dated: __________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York,

     as Trustee, certifies
     that this is one of the
     Securities referred to
     in the Indenture.

     by
          ____________________________
          Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                              AK STEEL CORPORATION

                          9 1/8% Senior Note Due 2006



1.   Interest
     --------

          AK Steel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "AK Steel"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 9 1/8% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. AK Steel will pay interest semiannually on June 15 and December 15 of each year.
Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 17, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. AK Steel shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment
     -----------------

          AK Steel will pay interest on the Securities (except defaulted interest which AK Steel may pay on a special payment date) to the Persons who are registered Holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if the Securities are canceled after the record date and on or before the interest payment date. Holders must surrender the Securities to a Paying Agent to collect principal payments. AK Steel will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. AK Steel will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a certificated Security of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee (as defined herein) or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

          Initially, The Bank of New York (the "Trustee"), will act as Paying Agent and Registrar. AK Steel may appoint and change any Paying Agent, Registrar or co-registrar without notice. AK Steel or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          AK Steel issued the Securities under an Indenture dated as of December 17, 1996 (the "Indenture"), among AK Steel, AK Steel Holding Corporation

("Holding"), as Guarantor, and the Trustee.  The terms of the Securities include
---------
those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are senior unsecured obligations of AK Steel limited to $550,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on, among other things, the issuance of Debt by AK Steel, the issuance of Debt and Preferred Equity Interests by the Subsidiaries of AK Steel, the payment of dividends and other distributions and acquisitions or retirements of AK Steel's capital stock and subordinated obligations, issuance and sale of Equity Interests by the Subsidiaries of AK Steel, restrictions on distributions by the Subsidiaries of AK Steel, sales of assets, transactions with Affiliates, sale/leaseback transactions, lines of business and the activities of Holding. In addition, the Indenture requires AK Steel, under certain circumstances, to offer to purchase Securities in the event of a Change in Control as described below and to offer to repurchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, with the net cash proceeds of certain sales or other dispositions of assets..

5.   Optional Redemption
     -------------------

          Except as set forth in the next paragraph, the Securities may not be redeemed prior to December 15, 2001. On and after that date, AK Steel may redeem the Securities, as a whole or from time to time in part, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the 12-month period beginning December 15 of the years indicated:

                                                            Redemption
     Year                                                      Price
     ----                                                   ----------

     2001 .................................................. 104.56%
     2002 .................................................. 103.04%
     2003 .................................................. 101.52%
     2004 and thereafter ................................... 100.00%

together in the case of any such optional redemption with accrued interest (if any) to the redemption date.

          In addition, at any time prior to December 15, 1999, AK Steel may redeem up to $175,000,000 of the aggregate principal amount of Securities with the proceeds of a Public Equity Offering, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 109.125% plus accrued interest to the redemption date; provided, however, that at least $375,000,000 aggregate principal amount of the Securities remain outstanding after each such redemption.

6.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

          Upon a Change in Control, any Holder of Securities will have the right, subject to certain conditions, to cause AK Steel to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.   Senior Note Guarantees
     ----------------------

          As provided in the Indenture and subject to certain limitations therein set forth, the Obligations of AK Steel under the Indenture and this Security are Guaranteed on a senior basis pursuant to Senior Note Guarantees endorsed hereon by the Guarantors, which includes Holding and each Guarantor Subsidiary. The Indenture provides that a Guarantor Subsidiary shall be released from its Senior Note Guarantee and that the Holder shall have no further claim against such Guarantor Subsidiary upon compliance with certain conditions.

9.   Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, minimum denominations of $200,000) and whole multiples of $1,000. A Holder may transfer or exchange securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities (or portions thereof except the portion of the Security not be redeemed) selected for redemption or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to AK Steel at its request unless an abandoned property law designates another Person.
After any such payment, Holders entitled to the money must look only to AK Steel and not to the Trustee for payment.

12.  Defeasance
     ----------

          Subject to certain conditions, AK Steel at any time may terminate some or all of its obligations under the Securities and the Indenture if AK Steel deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, AK Steel and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to add guarantees with respect to the Securities, or to comply with Article 5 of the Indenture, or to provide for uncertificated securities in addition to or in place of certificated Securities, or to comply with the Act, or to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon AK Steel or the Guarantors, or to reflect the release of any Guarantor Subsidiary from its Senior Note Guarantee to the extent permitted by the Indenture, or to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (a) default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days, (b) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, (c) failure to redeem or purchase Securities when required pursuant to the Indenture and the Securities, (d) failure to (i) comply with the covenant described under Section
5.1 of the Indenture (ii) make or consummate an Offer in accordance with the provisions of Section 4.10 of the Indenture or (iii) make or consummate a Change in Control Offer in accordance with the provisions of Section 4.17 of the Indenture, (e) failure to comply with any of the agreements in the Securities or the Indenture (other than those referred to in subsection (a), (b), (c) or (d) above), which continues for 60 days after there has been given to AK Steel by the Trustee or to AK Steel and the Trustee by the Holders of at least 25% in principal amount of Securities then outstanding a written notice specifying such failure, (f) Debt of AK Steel or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Debt unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent, (g) any Senior Note Guarantee issued by Holding or any Significant Subsidiary ceases to be in full force and effect other than in accordance with its terms, or Holding or any Significant Subsidiary or any Person acting on behalf of Holding or such Significant Subsidiary shall deny or disaffirm its obligations under its Senior Note Guarantee, (h) certain events in bankruptcy, insolvency or reorganization with respect to Holding, AK Steel or any Significant Subsidiary, and (i) any judgment or decree for the payment of money in excess of $10.0 million is rendered against Holding, AK Steel or any Significant Subsidiary and is not discharged and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to AK Steel, Holding or any Significant Subsidiary are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest on any Security) if it determines that withholding notice is in their interest.

15.  Trustee Dealings with AK Steel, Holding and their Affiliates
     ------------------------------------------------------------

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by AK Steel, Holding or their Affiliates and may otherwise deal with AK Steel, Holding or their Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of AK Steel, Holding or any Guarantor Subsidiary shall not have any liability for any obligations of AK Steel, Holding or the Guarantor Subsidiary under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law
     -------------

          The rights and duties of AK Steel, Holding and the Trustee hereto under the Indenture, this Security and the Senior Note Guarantees shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

20.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, AK Steel has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          AK Steel will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:


                                         AK STEEL CORPORATION
                                         703 Curtis Street
                                         Middletown, Ohio 45043

                                         Attention:  General Counsel

--------------------------------------------------------------------------------


                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or tax I.D. No.)

And irrevocably appoint _____________________________
agent to transfer this Security on the books of AK Steel. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date: _________________          Your Signature: ________________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.


In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)  [_]  to the Company; or

(2) [_] pursuant to an effective registration statement under the Securities Act of 1933; or

(3) [_] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4) [_] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5) [_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is
                                    --------  -------
checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                               -------------------------------------------------
                                                    Signature


---------------------------------
Signature Guarantee:


                              (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: _________________________  ______________________________________________
                                  NOTICE: To be executed by an executive officer

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Security have been made:


                                                               Principal amount of    Signature of
            Amount of decrease in     Amount of increase in    this Global Security   authorized officer of
Date of     Principal Amount of       Principal Amount of      following such         Trustee or Securities
Exchange    this Global Security      this Global Security     decrease or increase   Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by AK Steel pursuant to Section 4.10 or 4.17 of the Indenture, check the box:



                                     [_]



          If you want to elect to have only part of this Security purchased by AK Steel pursuant to Section 4.10 or 4.17 of the Indenture, state the amount:


Date: _______________  Your Signature: __________________________
                         (Sign exactly as your name appears on the other side of the Security)



Signature Guarantee: ____________________________________________

                         (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A


        [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

                                     [/2/]


                                     [/3/]




                              AK STEEL CORPORATION

                            9 1/8% Senior Note Due 2006


GUARANTEED AS TO PAYMENT OF PRINCIPAL,
PREMIUM, IF ANY, AND INTEREST BY
AK STEEL HOLDING CORPORATION


                                                   CUSIP No. ___________

          AK Steel Corporation, a Delaware corporation, promises to pay to _____________________ or registered assigns, the principal sum of
_____________________ Dollars ($__________) on December 15, 2006.

          Interest Payment Dates: June 15 and December 15

          Record Dates: June 1 and December 1

          Additional provisions of this Security are set forth on the other side of this Security.


-------------------
/2/ If the Security is to be issued in global form add the Global Securities
    Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY."

/3/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

                              AK Steel Corporation,

                              by



[Seal]
                              ______________________________
                              Name:
                              Title:



                              ______________________________
                              Name:
                              Title:



Dated: __________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York,

     as Trustee, certifies
     that this is one of the
     Securities referred to
     in the Indenture.

     by
          ____________________________
          Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                         OR PRIVATE EXCHANGE SECURITY]

                              AK STEEL CORPORATION

                          9 1/8% Senior Note Due 2006



1.   Interest
     --------

          AK Steel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "AK Steel"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 9 1/8% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. AK Steel will pay interest semiannually on June 15 and December 15 of each year.
Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 17, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. AK Steel shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment
     -----------------

          AK Steel will pay interest on the Securities (except defaulted interest which AK Steel may pay on a special payment date) to the Persons who are registered Holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if the Securities are canceled after the record date and on or before the interest payment date. Holders must surrender the Securities to a Paying Agent to collect principal payments. AK Steel will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a certificated Security of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee (as defined herein) or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

          Initially, The Bank of New York (the "Trustee"), will act as Paying Agent and Registrar. AK Steel may appoint and change any Paying Agent, Registrar or co-registrar without notice. AK Steel or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          AK Steel issued the Securities under an Indenture dated as of December 17, 1996 (the "Indenture"), among AK Steel, AK Steel Holding Corporation

("Holding"), as Guarantor, and the Trustee.  The terms of the Securities include
---------
those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are senior unsecured obligations of AK Steel limited to $550,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on, among other things, the issuance of Debt by AK Steel, the issuance of Debt and Preferred Equity Interests by the Subsidiaries of AK Steel, the payment of dividends and other distributions and acquisitions or retirements of AK Steel's capital stock and subordinated obligations, issuance and sale of Equity Interests by the Subsidiaries of AK Steel, restrictions on distributions by the Subsidiaries of AK Steel, sales of assets, transactions with Affiliates, sale/leaseback transactions, lines of business and the activities of Holding. In addition, the Indenture requires AK Steel, under certain circumstances, to offer to purchase Securities in the event of a Change in Control as described below and to offer to repurchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, with the net cash proceeds of certain sales or other dispositions of assets..

5.   Optional Redemption
     -------------------

          Except as set forth in the next paragraph, the Securities may not be redeemed prior to December 15, 2001. On and after that date, AK Steel may redeem the Securities as a whole or from time to time in part at the following redemption prices (expressed as percentages of principal amount) if redeemed during the 12-month period beginning December 15 of the years indicated:

                                                            Redemption
     Year                                                      Price
     ----                                                   ----------

     2001                                                    104.56%
     2002                                                    103.04%
     2003                                                    101.52%
     2004 and thereafter                                     100.00%

together in the case of any such optional redemption with accrued interest (if any) to the redemption date.

In addition, at any time prior to December 15, 1999, AK Steel may redeem up to $175,000,000 aggregate principal amount of Securities with the proceeds of a Public Equity Offering, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 109.125% plus accrued interest to the redemption date; provided, however, that at least $375,000,000 aggregate principal amount of the Securities remain outstanding after each such redemption.

6.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

          Upon a Change in Control, any Holder of Securities will have the right, subject to certain conditions, to cause AK Steel to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.   Senior Note Guarantees
     ----------------------

          As provided in the Indenture and subject to certain limitations therein set forth, the Obligations of AK Steel under the Indenture and this Security are Guaranteed on a senior basis pursuant to Senior Note Guarantees endorsed hereon by the Guarantors, which includes Holding and each Guarantor Subsidiary. The Indenture provides that a Guarantor Subsidiary shall be released from its Senior Note Guarantee and that the Holder shall have no further claim against such Guarantor Subsidiary upon compliance with certain conditions.

9.   Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, minimum denominations of $200,000) and whole multiples of $1,000. A Holder may transfer or exchange securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities (or portions thereof except the portion of the Security not be redeemed) selected for redemption or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to AK Steel at its request unless an abandoned property law designates another Person.
After any such payment, Holders entitled to the money must look only to AK Steel and not to the Trustee for payment.

12.  Defeasance
     ----------

          Subject to certain conditions, AK Steel at any time may terminate some or all of its obligations under the Securities and the Indenture if AK Steel deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, AK Steel and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to add guarantees with respect to the Securities, or to comply with Article 5 of the Indenture, or to provide for uncertificated securities in addition to or in place of certificated Securities, or to comply with the Act, or to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon AK Steel or the Guarantors, or to reflect the release of any Guarantor Subsidiary from its Senior Note Guarantee to the extent permitted by the Indenture, or to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (a) default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days, (b) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, (c) failure to redeem or purchase Securities when required pursuant to the Indenture and the Securities, (d) failure to (i) comply with the covenant described under Section
5.1 of the Indenture (ii) make or consummate an Offer in accordance with the provisions of Section 4.10 of the Indenture or (iii) make or consummate a Change in Control Offer in accordance with the provisions of Section 4.17 of the Indenture, (e) failure to comply with any of the agreements in the Securities or the Indenture (other than those referred to in subsection (a), (b), (c) or (d) above), which continues for 60 days after there has been given to AK Steel by the Trustee or to AK Steel and the Trustee by the Holders of at least 25% in principal amount of Securities then outstanding a written notice specifying such failure, (f) Debt of AK Steel or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Debt unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent, (g) any Senior Note Guarantee issued by Holding or any Significant Subsidiary ceases to be in full force and effect other than in accordance with its terms, or Holding or any Significant Subsidiary or any Person acting on behalf of Holding or such Significant Subsidiary shall deny or disaffirm its obligations under its Senior Note Guarantee, (h) certain events in bankruptcy, insolvency or reorganization with respect to Holding, AK Steel or any Significant Subsidiary, and (i) any judgment or decree for the payment of money in excess of $10.0 million is rendered against Holding, AK Steel or any Significant Subsidiary and is not discharged and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to AK Steel, Holding or any Significant Subsidiary are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest on any Security) if it determines that withholding notice is in their interest.

15.  Trustee Dealings with AK Steel, Holding and their Affiliates
     ------------------------------------------------------------

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by AK Steel, Holding or their Affiliates and may otherwise deal with AK Steel, Holding or their Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of AK Steel, Holding or any Guarantor Subsidiary shall not have any liability for any obligations of AK Steel, Holding or the Guarantor Subsidiary under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law
     -------------

          The rights and duties of AK Steel, Holding and the Trustee under the Indenture, this Security and the Senior Note Guarantees shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

20.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, AK Steel has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          AK Steel will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:


                                                            AK STEEL CORPORATION
                                                            703 Curtis Street
                                                            Middletown, Ohio
45043

                                                            Attention:  General
Counsel

--------------------------------------------------------------------------------


                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or tax I.D. No.)

And irrevocably appoint _____________________________
agent to transfer this Security on the books of AK Steel. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date: _________________          Your Signature: ________________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.



--------------------------
Signature Guarantee:

                              -------------------------------------------------
                              (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by AK Steel pursuant to Section 4.10 or 4.17 of the Indenture, check the box:



                                      [_]



          If you want to elect to have only part of this Security purchased by AK Steel pursuant to Section 4.10 or 4.17 of the Indenture, state the amount:


Date: _______________  Your Signature:  __________________________
                            (Sign exactly as your name appears on the other side of the Security)



Signature Guarantee: ____________________________________________

                            (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B


                     FORM OF NOTATION ON SECURITY RELATING
                           TO SENIOR NOTE GUARANTEES



          Holding and each Guarantor Subsidiary (which term includes any successor Person under the Indenture), has jointly and severally, unconditionally and absolutely Guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment and performance of the Obligations in connection with the Indenture and the Securities, and further agree to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Senior Note Guarantees. In case of the failure of AK Steel punctually to perform or make any such payment, each Guarantor hereby jointly and severally agrees to cause such payment and performance to be made punctually.

          The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Senior Note Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Senior Note Guarantees. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.


AK STEEL CORPORATION



By_______________________
Name:
Title:

AK STEEL HOLDING CORPORATION



By_______________________
Name:
Title:



_________________________
Attorney-in-Fact
As Attorney in Fact for each Guarantor Subsidiary